Execution Copy

NEXCEN ACQUISITION CORP.,
as Issuer,

THE SUBSIDIARY BORROWERS PARTIES HERETO,
collectively, as Co-Issuers

and

BTMU CAPITAL CORPORATION,
as Agent

SECURITY AGREEMENT

Dated as of March 12, 2007

i

SCHEDULE I	Insurance

SCHEDULE II	Bank Accounts

SCHEDULE III	Issuer’s Material Contracts

SCHEDULE IV	[OMITTED]

SCHEDULE V	Litigation

SCHEDULE VI	Issuer Subsidiaries

SCHEDULE VII	Issuer Liabilities

EXHIBIT A	Form of Assignment of Note

EXHIBIT B	Form of Investment Letter

EXHIBIT C	Substitute Form W-9

EXHIBIT D	Form of Security Agreement Supplement

This SECURITY AGREEMENT (as amended from time to time as permitted hereby, this “Security Agreement”) is dated as of March 12, 2007, is by and among NEXCEN ACQUISITION CORP., a Delaware corporation, (the “Issuer”), the Subsidiary Borrowers from time to time parties hereto (each, a “Co-Issuer” and collectively, the “Co-Issuers” and together with the Issuer, the “Issuers”), and BTMU CAPITAL CORPORATION, a Delaware corporation (the “Agent”).

PRELIMINARY STATEMENT

The Issuer has duly authorized the execution and delivery of this Security Agreement to provide for the issuance of a single class of notes to be issued by it and its wholly-owned Subsidiary Borrowers, from time to time pursuant to Security Agreement Supplements as hereinafter provided (the “Notes”). Each of the Issuers will be jointly and severally liable for payments required under the Note of each of the other Issuers and for all the Secured Obligations and each Note will be cross-collateralized with every other Note.

GRANTING CLAUSES

A. Each Co-Issuer, by executing and delivering to the Agent a Security Agreement Supplement will be deemed to have Granted to the Agent for the exclusive benefit of the Holders of the Notes, any counterparty under a Hedge Agreement approved by the Agent and each Indemnified Party a Lien upon and a security interest in all of each Co-Issuer’s right, title and interest, whether now owned or hereafter acquired (but none of the obligations), in and to the following (collectively, the “Co-Issuers’ Collateral”), subject, however, in each case, to Permitted Encumbrances:

(a) the Assets;

(b) all cash, securities, instruments and other property held from time to time in the Co-Issuer Collection Account, the Co-Issuer Lockbox Account, and the Co-Issuer Prepaid Royalty Account or otherwise transferred to the Agent hereunder;

(c) all rights under the Transaction Documents (other than this Security Agreement), in each case as the same may be modified, amended, supplemented or restated from time to time, including all rights to receive and collect monies thereunder, and to prosecute and enforce the terms thereof;

(d) all books and records concerning the foregoing property (including all tapes, disks and related items containing any such information);

(e) all other property of the Co-Issuer, including all proceeds of insurance policies, Stock Rights and including all after acquired property of the Co-Issuer;

(f) any other items specified in the applicable Security Agreement Supplement; and

(g) all proceeds of the foregoing of any nature whatsoever, including proceeds from the conversion, voluntary or involuntary, of any thereof.

B. The Issuer, by executing and delivering to the Agent this Security Agreement, hereby grants to the Agent for the exclusive benefit of the Holders of the Notes, any counterparty under a Hedge Agreement approved by the Agent and each Indemnified Party a Lien upon and security interest in (i) all Stock Rights, including all equity interests in all subsidiaries of the Issuer, including the Support Fund, whether or not such subsidiary is a Subsidiary Borrower or Co-Issuer hereunder, and whether such equity interest is now owned or hereafter acquired (ii) all cash, securities, instruments and other property held from time to time in the Issuer Collection Account and all other property of the Issuer including all after acquired property of the Issuer, (iii) all rights under the Transaction Documents (other than this Security Agreement), in each case as the same may be modified, amended, supplemented or restated from time to time, including all rights to receive and collect monies thereunder, and to prosecute and enforce the terms thereof and (iv) all proceeds of the foregoing of any nature whatsoever, including proceeds from the conversion, voluntary or involuntary, of any thereof (the “Issuer’s Collateral” and together with the Co-Issuers’ Collateral, the “Collateral”).

Such Grants of the Collateral are only made, however, solely to secure (i) the Notes of all Co-Issuers, equally and ratably, except as otherwise may be provided in this Security Agreement, without prejudice, priority or distinction among the Notes by reason of differences in time of issuance and delivery or otherwise, (ii) the payment of all other Secured Obligations under this Security Agreement, and (iii) compliance with the provisions of this Security Agreement, all as provided in this Security Agreement. For the avoidance of doubt, all Collateral pledged under each Note shall be deemed to secure the obligations of the Issuer and all Co-Issuers under all of the Notes and all other Secured Obligations.

It is expressly agreed that anything herein contained to the contrary notwithstanding, neither the Issuer nor any Co-Issuer shall, other than as required by Applicable Law, be released from any of its obligations under any of its Collateral, and the Agent and the Holders shall have no obligation or liability under any Collateral by reason of or arising out of the pledge hereunder, nor shall the Agent and the Holders be required or obligated in any manner to perform or fulfill any obligations of the Issuer or any of the Co-Issuers under or pursuant to any of the Collateral or such other documents or to make any payment, subject, however, to any applicable Liens, or to make any inquiry as to the nature or sufficiency of any payment received by them, or present or file any claim, or take any action to collect or enforce the payment of any amounts which may have been assigned to them or to which they may be entitled at any time or times.

The Issuer and each Co-Issuer does hereby warrant and represent that it has not permitted and hereby covenants that it will not permit, the creation of any Lien other than the Lien of this Security Agreement with respect to any part of its Collateral, so long as this Security Agreement shall remain in effect, to anyone other than the Agent, and the representations and warranties of the Issuer and each Co-Issuer contained in this Security Agreement are true and correct.

The Agent acknowledges such Grant, accepts the role as Agent hereunder in accordance with the provisions of this Security Agreement and agrees to perform the duties herein required. So long as any Note remains Outstanding, the Agent shall act for the benefit of the Noteholders, any counterparty to a Hedge Agreement approved by the Agent and each Indemnified Party as their interests may appear to the extent provided herein.

The Agent agrees to maintain in its possession each item of Collateral constituting a contract or chattel paper under the UCC delivered to it by the Manager unless and until such item of Collateral is released from the lien hereof pursuant to Article V or Section 13.4 hereof.

All things necessary to make this Security Agreement a valid agreement of the Issuers in accordance with its terms have been done.

ARTICLE I.

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.1 Definitions

(a) Capitalized terms used in this Security Agreement shall have the respective meanings specified in the Standard Definitions set forth as Appendix A hereto, which is incorporated herein by reference. The definitions of such terms are equally applicable both to the singular and plural forms of such terms.

(b) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

(c) All references in this instrument to designated “Articles,” “Sections,” “Subsections” and other subdivisions are to the designated Articles, Sections, Subsections and other subdivisions of this instrument as originally executed or if amended or supplemented, as so amended and supplemented. The words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Security Agreement as a whole and not to any particular Article, Section, Subsection or other subdivision. The words “including” and “include” shall be deemed to be followed by the words “without limitation”.

Section 1.2 Acts of Noteholders

(a) If, at any time, there is more than one Holder of the Notes, any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Security Agreement to be given or taken by the Noteholders shall, unless otherwise expressly provided herein, be taken by the Holders of 51% of the aggregate Note Principal Balance of the Notes Outstanding (the “Majority Holders”) and, whether to be taken by all or less than all of the Holders, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Agent, and, where it is herein expressly required, to the Issuer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Noteholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Security Agreement and (subject to Article VII) conclusive in favor of the Agent, the Issuer and the Co-Issuers, if made in the manner provided in this Section 1.2.

(b) The fact and date of the execution by any Person of any such instrument or writing may be proved in any manner which the Agent reasonably deems sufficient.

(c) Any request, demand, authorization, direction, notice, consent, waiver or other action by the Holder of any Note shall bind the Holder of every Note issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Agent, the Issuer or the Co-Issuers in reliance thereon, whether or not notation of such action is made upon such Note.

Section 1.3 Notices, etc. to the Agent, the Issuer and the Co-Issuers

(a) Except as otherwise provided, any request, demand, authorization, direction, notice, consent, waiver or Act of Noteholders or other document provided or permitted by this Security Agreement to be made upon, given or furnished to, or filed with

(1)
the Agent by any Noteholder, the Issuer or a Co-Issuer shall be sufficient for every purpose hereunder if in writing and mailed, registered mail return receipt requested or by overnight courier or hand delivery, or by email transmission to the Agent at its address at BTMU Capital Corporation, 111 Huntington Avenue, Suite 400, Boston, MA 02199-9000; or

(2)
the Issuer or a Co-Issuer by the Agent or any Noteholder shall be sufficient for every purpose hereunder if in writing and mailed, registered mail return receipt requested or by overnight courier or hand delivery or by email transmission, to the Issuer or a Co-Issuer addressed to it at the address set forth in the related Security Agreement Supplement or at any other address more recently furnished in writing to the Agent by the Issuer or such Co-Issuer.

(b) Without duplication, a party to this Security Agreement sending or delivering a notice of any kind hereunder shall also provide a copy of the notice in any manner authorized herein to each Noteholder upon receiving the address of such Noteholder from the Agent or the Noteholder.

Section 1.4 Notices to Noteholders; Waiver

Where this Security Agreement provides for notice to Noteholders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed by registered mail return receipt requested or by overnight courier, email transmission or hand delivery, to each Noteholder not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. Any notice which is mailed in the manner herein provided shall be deemed effective upon receipt or refusal.

Where this Security Agreement provides for notice in any manner, such notice may be waived in writing by any Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by the Noteholders shall be filed with the Agent, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case, by reason of the suspension of regular mail service as a result of a strike, work stoppage or similar activity, it shall be impractical to mail notice of any event to the Noteholders when such notice is required to be given pursuant to any provision of this Security Agreement, then any manner of giving such notice as shall be reasonably satisfactory to the Agent shall be deemed to be a sufficient giving of such notice.

Section 1.5 Effect of Headings and Table of Contents

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.6 Successors and Assigns

All covenants and agreements in this Security Agreement by the Issuer and a Co-Issuer shall bind its respective successors and assigns, whether so expressed or not.

Section 1.7 Severability

In case any provision in this Security Agreement or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.8 Benefits of Security Agreement

Nothing in this Security Agreement or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, each Hedge Counterparty approved by the Agent and each Indemnified Party and any of their successors hereunder and the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Security Agreement.

Section 1.9 Governing Law

This Security Agreement and each Note shall be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein without giving effect to principles of conflicts of law other than Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York.

Section 1.10 Counterparts

This Security Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 1.11 Effective Date

This Security Agreement shall not be effective until the Closing Date.

ARTICLE II.

NOTE FORM

Section 2.1 Form Generally

The Notes shall be in substantially the form set forth in Section 2.2 with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Security Agreement, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon, as may be required to comply with the rules of any securities exchange on which the Notes may be listed, or as may, consistently herewith, be determined by the officers executing such Notes, as evidenced by their execution of the Notes. Any portion of the text of any Note may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Note.

Section 2.2 Form of Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR UNDER ANY STATE SECURITIES LAWS AND THE ISSUERS HAVE NOT BEEN REGISTERED UNDER THE INVESTMENT COMPANY ACT OF 1940, AS AMENDED (THE “INVESTMENT COMPANY ACT”), AND THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS EXCEPT IN A TRANSACTION THAT IS EXEMPTED UNDER THE SECURITIES ACT (INCLUDING A TRANSFER MADE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”)) AND APPLICABLE STATE SECURITIES LAWS.

EACH HOLDER OF THIS NOTE MUST BE, AND BY VIRTUE OF HOLDING THIS NOTE SHALL BE DEEMED TO HAVE REPRESENTED THAT IT IS, AN INSTITUTIONAL ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) AND (7) UNDER THE SECURITIES ACT AND THAT IT WAS NOT FORMED TO PURCHASE THESE NOTES.

THE PRINCIPAL OF THIS NOTE IS PAYABLE ON THE PAYMENT DATES AND IN THE AMOUNTS DESCRIBED HEREIN AND IN THE SECURITY AGREEMENT. ACCORDINGLY, THE OUTSTANDING NOTE BALANCE OF THIS NOTE AT ANY TIME MAY BE LESS THAN THE AMOUNT SHOWN ON THE FACE HEREOF AND MAY BE ASCERTAINED ONLY BY OBTAINING A CONFIRMATION THEREOF FROM THE AGENT NAMED HEREIN.

The Notes may not be acquired or transferred to an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan described in Section 4975(e)(1) of the Code, or any entity deemed to hold plan assets of a benefit plan or plan unless the acquiror or the transferee represents that its acquisition and holding of the Notes will at all times be exempt from the prohibited transaction provisions of ERISA and Section 4975 of the Code under PTE 84-14, PTE 90-1, PTE 91-38, PTE 95-60 or PTE 96-23 or a similar exemption.

The Agent shall not permit a transfer of a Note if such transfer would result in the Issuer having more than nine (9) registered Noteholders excluding the initial Noteholder.

NEXCEN ACQUISITION NOTES

ISSUE DATE: ________, 2007

MATURITY DATE: ______________

NEXCEN ACQUISITION CORP., a corporation duly incorporated and existing under the laws of the State of Delaware (the “Issuer”), [SUBSIDIARY BORROWER], a [ ] duly organized and existing under the laws of the State of [ ] and [SUBSIDIARY BORROWER], a [ ] duly organized and existing under the laws of the State of [ ] (together, the “Note Co-Issuers”, and together with the Issuer the “Note Issuers”), for value received, hereby jointly and severally promise to pay to [PAYEE], or registered assigns (the “Payee”), the principal sum of [        Dollars ($        )] payable on each Payment Date in distributions of principal and interest as set forth in the Security Agreement, but in no event less than the amounts set forth in the amortization schedule attached hereto on each Payment Date (as such schedule may be amended and restated with the prior written approval of the Agent, including in the event of a partial redemption hereof under the terms of the Security Agreement); provided, however, that the Note Issuers shall be required to make principal payments in accordance with the provisions of Section 14.1(d) of the Security Agreement (defined below) upon the occurrence of a Deal Rapid Amortization Event and redemption payments in accordance with Article XI of the Security Agreement. This Note shall bear interest on the outstanding unpaid principal balance at a rate equal to the Note Interest Rate; provided, however, that interest on any amount of principal or interest that is not timely paid when due shall accrue interest until paid at a rate per annum equal to the Base Rate plus 4.50% per annum, to the extent allowed by law (the “Default Rate”); and, provided, further, that if an Event of Default shall have occurred under, and as defined in, the Security Agreement, interest shall accrue from that time forward at the Default Rate, to the extent allowed by law, until such Event of Default is waived. All unpaid principal of and accrued interest on this Note shall be due and payable on [DATE] (the “Maturity Date”);. All terms used in this Note which are defined in the Security Agreement shall have the meanings assigned to them in the Security Agreement. Certain provisions of the Security Agreement are described in this Note.

The principal of and interest on this Note are payable solely by wire transfer to the Holder of this Note in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

This Note is one of a duly authorized issue of Notes designated as the NexCen Acquisition Notes (the “Notes”) issued under an Security Agreement, dated as of March 12, 2007 (herein, called the “Security Agreement”), by and between the Note Issuers, certain Subsidiary Borrowers parties thereto, and BTMU Capital Corporation, in its capacity as agent and secured party (the “Agent”), to which Security Agreement reference is hereby made for a statement of the respective rights thereunder of the Note Issuers, the Agent and the Holders of the Notes, and the terms upon which the Notes are, and are to be, delivered.

As provided in the Security Agreement, this Note is equally and ratably secured by and payable solely from the Collateral pledged therefor by the Issuers (as defined in the Security Agreement) to the extent provided in the Security Agreement. Further, the Collateral pledged by the Note Issuers in connection with this Note equally and ratably secures all of the Notes issued under the Security Agreement. The Issuers are jointly and severally liable for the payments on all of the Notes.

As provided in the Security Agreement and subject to certain limitations therein set forth, the transfer of this Note may be registered on the note register of the Note Issuers, upon surrender of this Note for registration of transfer at the office or agency of the Agent in the United States of America, duly endorsed by, or accompanied by a written instrument of transfer in form and content satisfactory to the Note Issuers and the Agent duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate Note Principal Balance, shall be issued to the designated transferee or transferees.

Prior to due presentment for registration of transfer of this Note, the Note Issuers, the Agent and any agent of the Note Issuers or the Agent may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes whether or not this Note be overdue, and neither the Note Issuers, the Agent, nor any such agent shall be affected by notice to the contrary.

The Security Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Note Issuers and the rights of the Holders of this Note under the Security Agreement at any time by the Note Issuers subject to procedures and approvals set forth in the Security Agreement. The Security Agreement also contains provisions permitting the Noteholders to waive compliance by the Note Issuers with certain provisions of the Security Agreement and certain past defaults and their consequences under the Security Agreement. Any such consent or waiver shall be conclusive and binding upon the Noteholder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

The Notes are issuable only in registered form without coupons in such authorized denominations as provided in Section 3.2 of the Security Agreement and subject to certain limitations therein set forth. The Notes are exchangeable for one or more Notes of a like aggregate Note Principal Balance, as requested by the Holder surrendering the same.

This Note and the Security Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to principles of conflicts of law other than Section 5-1401 and 5-1402 of the General Obligations Law of the State of New York.

No reference herein to the Security Agreement and no provision of this Note or of the Security Agreement shall alter or impair the obligations of the Issuer and the Note Co-Issuers, which are absolute and unconditional, to pay the principal of and interest on this Note in accordance with the Security Agreement at the times, place and rate, and in the coin or currency, herein prescribed.

IN WITNESS WHEREOF, the Issuer and the Note Co-Issuers have caused this instrument to be signed, manually or in facsimile, by Authorized Signatories.

NEXCEN ACQUISITION CORPORATION, as Issuer

By:	[•]

By:
Name:
Title:

[NOTE CO-ISSUER]

By:	[•]

By:
Name:
Title:

[NOTE CO-ISSUER]

By:	[•]

By:
Name:
Title: ]

ARTICLE III.

THE NOTES

Section 3.1 Designation of Notes; Certain Related Provisions

The Notes shall be designated generally as the “NexCen Acquisition Notes” of the Issuer and the related Note Co-Issuers.

The Notes and all accrued interest thereon shall be due and payable on the applicable Maturity Date to the extent not paid before such date.

All calculations of interest on the Notes are to be calculated by the Agent as set forth in the definition of the Note Interest Rate.

The aggregate Outstanding Note Balance of all the Notes that may be delivered hereunder and outstanding at any time is limited to $150,000,000.

Section 3.2 Denominations

The Notes are available in a minimum denomination of $1,000,000 and integral multiples of $1,000 in excess thereof.

Section 3.3 Execution, Authentication, Delivery and Dating

The Notes shall be executed on behalf of the Issuer and the related Note Co-Issuers by their respective Authorized Signatories which may be in facsimile form or otherwise reproduced thereon. The signature of any of these officers on the Notes may be manual or facsimile. The Notes may be printed, lithographed, typewritten, mimeographed or otherwise produced. The Notes need not be sealed.

Any Note bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Issuer or the related Note Co-Issuers shall bind the Issuer or such Note Co-Issuers, as the case may be, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of such Notes or did not hold such offices at the date of delivery of such Notes.

At any time and from time to time after the execution and delivery of this Security Agreement, the Issuer and the related Note Co-Issuers may deliver Notes executed by the Issuer and the related Note Co-Issuers having an aggregate Outstanding Note Balance not in excess of the amount stated in Section 3.1, and not otherwise.

Each Note shall bear on its face its Issue Date and its Maturity Date and be dated as of its Issue Date.

Section 3.4 Registration, Registration of Transfer and Exchange

Upon surrender for registration of transfer of any Note at the office or agency of the Agent to be maintained as provided in Section 7.11, the Issuer and the related Note Co-Issuers shall execute, and the Agent shall deliver, in the name of the designated transferee or transferees, one or more new Notes of any authorized denominations and of a like aggregate Note Principal Balance.

At the option of the Holder, Notes may be exchanged for other Notes of any authorized denominations and of a like aggregate Note Principal Balance, upon surrender of the Notes to be exchanged at such office or agency. Whenever any Notes are so surrendered for exchange, the Issuer and the related Note Co-Issuers shall execute and the Agent shall deliver the Notes which the Noteholder making the exchange is entitled to receive.

Each Note issued upon any registration of transfer or exchange of a Note shall be the valid obligations of the Issuer and the related Note Co-Issuers, evidencing the same debt, entitled to the same benefits and subject to all the terms and conditions of this Security Agreement, as the Note surrendered upon such registration of such transfer or exchange.

Every Note presented or surrendered for registration of transfer or exchange shall be duly endorsed, or be accompanied by a written instrument of transfer in form and content satisfactory to the Issuer and the related Note Co-Issuers and the Agent duly executed, by the Holder thereof or his attorney duly authorized in writing. The form of assignment set forth at Exhibit A hereof shall be deemed to be satisfactory for purposes of the preceding sentence. Concurrently with any transfer, the transferring Holder shall provide the Issuer and the related Note Co-Issuers the mailing address of such transferee for service of any notices to be delivered pursuant to this Security Agreement and the payment of amounts due to such transferee.

No service charge shall be made to a Holder for any registration of transfer or exchange of Notes, but the Issuer and the related Note Co-Issuers may require payment of a sum sufficient to cover any expense, tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Notes, other than exchanges not involving any registration of transfer.

Prior to any sale or other disposition of any Note, the Holder transferring such Note will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Issuer and the related Note Co-Issuers in exchange for a new Note or Notes pursuant to this Section.

Section 3.5 Limitation on Transfer and Exchange

The Notes have not been registered or qualified under the Securities Act or the securities laws of any state. No transfer of any Note shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and registration or qualification under applicable state securities laws or is exempt from such registration or qualification. In the event that a transfer is to be made in reliance upon an exemption from the Securities Act and applicable state securities laws, the Issuer and each Co-Issuer shall require, in order to assure compliance with the Securities Act, that the prospective transferee certify to the Issuer and the related Note Co-Issuers and the Agent in writing the facts surrounding the transfer in the form of the investment letter described in Exhibit B hereto or such other form as the Issuer and the related Note Co-Issuers may agree to accept, in its sole discretion (each such letter, an “Investment Letter”); provided that a transfer to any Program Support Provider may be made free of the requirement for such certification or consent by the related Note Co-Issuers. Neither the Issuer nor the related Note Co-Issuers nor the Agent is obligated to register or qualify any of the Notes (or any offering or sale thereof) under the Securities Act or any other securities law.

While not conceding that the Issuer or any Co-Issuer is an investment company within the meaning of the Investment Company Act, in no event shall the transfer of a Note be permitted if the transfer would cause the loss of the Issuer or of any Co-Issuer of a necessary exemption under the Investment Company Act of 1940, as amended.

The Notes may not be acquired or transferred to an employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), a plan described in Section 4975(e)(1) of the Code, or any entity deemed to hold plan assets of a benefit plan or plan unless the acquiror or the transferee represents that the plan is not a participant-directed defined contribution plan and its acquisition and holding of the Notes will at all times be exempt from the prohibited transaction provisions of ERISA and Section 4975 of the Code under PTE 84-14, PTE 90-1, PTE 91-38, PTE 95-60 or PTE 96-23 or a similar exemption.

The Agent shall not permit a transfer of a Note if such transfer would result in the Issuers having more than nine (9) registered Noteholders excluding the initial Noteholder.

The Issuer, the Co-Issuers and the Agent shall have no liability to the Noteholders or otherwise arising from a transfer of any Note in reliance upon the Investment Letter delivered in connection therewith.

Section 3.6 Mutilated, Destroyed, Lost or Stolen Notes

If (i) any mutilated Note is surrendered to the Issuer and related Note Co-Issuers, or the Issuer and the related Note Co-Issuers receive evidence to their satisfaction of the destruction, loss or theft of any Note, and (ii) there is delivered to the Issuer and the related Note Co-Issuers such security or indemnity as may be required by the Issuer and the related Note Co-Issuers to indemnify and hold the Issuer and the related Note Co-Issuers harmless (which in the case of any Holder that is, or is a subsidiary of, a bank or other institutional buyer with a net worth of at least $50,000,000, and whose claims paying ability or long-term debt is rated at least investment grade or better by a Rating Agency, need only be such bank’s or institutional buyer’s unsecured written promise of indemnity), then, in the absence of notice to the Issuer and the related Note Co-Issuers that such Note has been acquired by a bona fide purchaser, the Issuer and the related Note Co-Issuers shall execute and upon its request the Agent shall deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Note, a new Note of the same tenor and Note Principal Balance, bearing a number not contemporaneously outstanding; provided, however, that if any such mutilated, destroyed, lost or stolen Note shall have become or shall be about to become due and payable to Issuer and the related Note Co-Issuers in their discretion may, instead of issuing a new Note, pay such Note.

Upon the issuance of any new Note under this Section, the Issuer and the related Note Co-Issuers may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto, but no service charge may be imposed in connection therewith.

Every new Note issued pursuant to this Section in lieu of any destroyed, lost or stolen Note shall constitute an original additional contractual obligation of the Issuer and the related Note Co-Issuers, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Security Agreement equally and proportionately with any and all other Notes duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Notes.

Section 3.7 Payment of Principal and Interest

The principal of and interest on the Notes are payable by wire transfer in immediately available funds to the account specified in directions delivered at least five (5) Business Days prior to such Payment Date by a Holder to the Holder of such Note. Such payment shall be in such coin or currency of the United States of America as at the time of tender is legal tender for the payment of public and private debts. Payments pursuant to Section 14.1 shall be made to each Noteholder on a pro rata basis. Upon the final payment in full of any Note, the Holder shall promptly surrender such Note to the Issuer and the related Note Co-Issuers.

To prevent backup withholding on payments made with respect to the Notes, each Noteholder is required to provide the related Note Co-Issuers with (i) the Noteholder’s correct TIN by completing the form at Exhibit C (Substitute Form W-9), certifying that the TIN provided on the Substitute Form W-9 is correct (or that such Noteholder is awaiting a TIN) and that (A) such Noteholder is exempt from backup withholding, (B) the Noteholder has not been notified by the IRS that the Noteholder is subject to backup withholding as a result of failure to report all interest or dividends or (C) the IRS has notified the Noteholder that the Noteholder is no longer subject to backup withholding, or (ii) if applicable, an adequate basis for exemption. A Foreign Person may qualify as an exempt recipient by submitting to the Issuer and the related Note Co-Issuers a properly completed IRS Form W-8BEN or W-8ECI, as applicable, signed under penalties of perjury, attesting to that Noteholder’s exempt status.

Section 3.8 Persons Deemed Owners

Prior to due presentment for registration of transfer of any Note, the Issuer and the related Note Co-Issuers, the Agent and any agent of the Issuer, the related Note Co-Issuers or the Agent may treat the Person in whose name any Note is registered as the owner of such Note for the purpose of receiving payments of principal of and interest on such Note (subject to Section 3.7) and for all other purposes whatsoever, whether or not such Note be overdue, and none of the Issuer, the related Note Co-Issuers, the Agent nor any agent of the Issuer, the related Note Co-Issuers or the Agent shall be affected by notice to the contrary.

Section 3.9 Cancellation

All Notes surrendered to the Issuer and the related Note Co-Issuers following payment or for registration of transfer or exchange (including Notes surrendered to any Person other than the Issuer and the related Note Co-Issuers which shall be delivered to the Issuer and the related Note Co-Issuers) shall be promptly canceled and destroyed by the Issuer and the related Note Co-Issuers in accordance with their customary procedures.

ARTICLE IV.

SECURITY AGREEMENT SUPPLEMENTS; DELIVERY OF THE NOTES

Section 4.1 Security Agreement Supplements

Any Subsidiary Borrower, if not already a party hereto, may from time to time, with the consent of the Issuer and the Agent, become a party to this Agreement as a Co-Issuer party, jointly and severally liable for all of the Notes issued under this Security Agreement, by entering into an agreement substantially in the form attached as Exhibit D hereto (a “Security Agreement Supplement”), with the Issuer, such Subsidiary Borrower and the Agent.

Section 4.2 Effect of Security Agreement Supplements

Upon the execution of any Security Agreement Supplement under this Article, this Security Agreement shall be modified in accordance therewith, and such Security Agreement Supplement shall form a part of this Security Agreement for all purposes; and every Co-Issuer and Holder of Notes theretofore or thereafter delivered hereunder shall be bound thereby.

Section 4.3 Reference in Notes to Security Agreement Supplement

Notes issued and delivered after the execution of any Security Agreement Supplement pursuant to this Article may, and if required by the Issuer shall, bear a notation in form approved by the Agent as to any matter provided for in such Security Agreement Supplement. If the Issuer shall so determine, new Notes so modified as to conform, in the opinion of the Issuer, to any such Security Agreement Supplement may be prepared and executed by the Issuer and the related Note Co-Issuers and delivered to the Agent in exchange for Outstanding Notes.

Section 4.4 Delivery Requirements. The Notes shall be executed by the Issuer and the related Note Co-Issuers and delivered to the Agent with delivery to the Agent of the following:

(a) a certificate, certified by the Issuer and the related Note Co-Issuers, authorizing the execution and delivery of the Security Agreement Supplement and the related Note;

(b) either (i) a certificate or other official document evidencing the due authorization, approval or consent of any government body or bodies, at the time having jurisdiction in the premises, and that the authorization, approval or consent of no other governmental body is required for valid issuance of the related Note, or (ii) an Opinion of Counsel that no such authorization, approval or consent of any governmental body is required;

(c) an Officer’s Certificate from the related Note Co-Issuers stating that each related Note Co-Issuer is not, as of the Issue Date, in Default under this Security Agreement and that the issuance of its Note will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, either the related Note Co-Issuers' organizational documents or any security agreement, mortgage, deed of trust or other agreement or instrument to which either of the related Note Co-Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any proceeding to which either of the related Note Co-Issuer is a party or by which it may be bound or to which it may be subject; and that all conditions precedent provided in this Security Agreement and the Note Funding Agreement relating to the delivery of its Note have been complied with;

(d) an Officer’s Certificate from the Issuer stating that the Issuer is not, as of the Issue Date, in Default under this Security Agreement and that the issuance of the applicable Note will not result in any breach of any of the terms, conditions or provisions of, or constitute a default under, either the Issuer’s organization documents or any security agreement, mortgage, deed of trust or other agreement or instrument to which the Issuer is a party or by which it is bound, or any order of any court or administrative agency entered in any proceeding to which the Issuer is a party or by which it may be bound or to which it may be subject; and that all conditions precedent provided in this Security Agreement and the Note Funding Agreement relating to the delivery of the applicable Note have been complied with;

(e) duly executed copies of all Transaction Documents; and

(f) such other documents as the Agent may reasonably require.

ARTICLE V.

SATISFACTION AND DISCHARGE

Section 5.1 Satisfaction and Discharge of Security Agreement

(a) This Security Agreement shall cease to be of further effect (except as to any rights expressly stated hereunder to survive), if the last Note or Notes Outstanding under this Security Agreement have become due and payable and the Issuer and the related Note Co-Issuers have irrevocably deposited or caused to be deposited in the Issuer Collection Account an amount sufficient to pay and discharge the entire indebtedness on such Note or Notes together with all accrued interest thereon and such amounts have been distributed to the Lender in redemption of such Note or Notes in full cash;

(b) the Issuer and the related Note Co-Issuers have paid or caused to be paid to the Indemnified Parties and each counterparty to a Hedge Agreement (with Agent's approval) and each Holder of a Note all other Secured Obligations in full in cash; and

(c) Issuer and the related Note Co-Issuers have delivered to the Agent an Officer’s Certificate stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Security Agreement with respect to all remaining Collateral have been complied with.

Section 5.2 Application of Trust Money

All monies deposited into the Issuer Collection Account pursuant to Section 13.1 shall be applied in accordance with the provisions of the Notes and this Security Agreement, to the payment to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited into the Issuer Collection Account and such money shall be segregated from all other funds as required herein or required by law.

Section 5.3 Discharge of Security Interest

Upon satisfaction and discharge of the indebtedness secured hereby as specified in Section 5.1(a), the Agent shall execute a release of the Collateral provided by, and at the expense of the Issuer, and the related Note Co-Issuers. Further, on demand of and at the expense of the Issuer and the related Note Co-Issuers and upon being supplied with instruments appropriate for the purpose, the Agent shall execute and the related Note Co-Issuers shall file all documents (including UCC Form 3) necessary to discharge all liens, mortgages, chattel mortgages and other security interests filed with any governmental board or body with respect to the Collateral, and the Agent shall otherwise cooperate, at the expense of the Issuer and the related Note Co-Issuers, in any way reasonably necessary to restore full unencumbered title in the Collateral to the Issuer and the related Note Co-Issuers or their designees, as applicable.

ARTICLE VI.

EVENTS OF DEFAULT AND REMEDIES

Section 6.1 Events of Default

“Event of Default” wherever used herein means any one of the following events (whatever the reason for such Event of Default and without regard to whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)
default in (a) the payment of any interest or principal on the Notes as and when due pursuant to the terms and provisions of the Notes and this Security Agreement or (b) the payment on the Maturity Date of the then unpaid principal balance of any Note and continuance of either default for a period of 2 Business Days;

(2)	any Note remains Outstanding following the Payment Date on which the Issuers' aggregate DSCR falls below 1.10:1.00;

(3)	default in the payment of any other amounts due and owing under the Transaction Documents and continuance of such default for a period of 2 Business Days;

(4)
failure on the part of the Issuer or any Co-Issuer to remit any cash receipt or deposit required hereunder to the Issuer Collection Account and continuance of such failure for a period of 2 Business Days;

(5)
failure on the part of the Issuer or any Co-Issuer to (i) cause the Manager to submit the Manager Report when due and such failure continues unremedied for two (2) Business Days after such due date or (ii) submit any other report required under the Transaction Documents and continuance of such default or breach under this clause (ii) for a period of fifteen (15) days after the earlier of the date on which the Issuer, any Co-Issuer or the Manager has actual knowledge of such default or breach or the date on which written notice, specifying in reasonable detail, such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder shall have been given to the Issuer and such Co-Issuer; provided that the Issuer or such Co-Issuer, as applicable, shall have an additional 45 days under this clause (ii) so long as the Issuer or such Co-Issuer, as applicable, is diligently pursuing a cure;

(6)
default in the performance by, or breach of any covenant of, the Issuer or any Co-Issuer in any Transaction Document to which it is a party (not referenced in clause (1), (2), (3), (4) or (5) above) and continuance of such default or breach for a period of fifteen (15) days after the earlier of the date on which the Issuer, any Co-Issuer or the Manager has actual knowledge of such default or breach or the date on which written notice, specifying in reasonable detail, such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder shall have been given to the Issuer and such Co-Issuer; provided that the Issuer or such Co-Issuer, as applicable, shall have an additional 45 days if such default is susceptible of being cured and so long as the Issuer or any Co-Issuer, as applicable, is diligently pursuing a cure;

(7)
a failure of any representation or warranty of the Issuer or any Co-Issuer in this Security Agreement to be true and correct as and when made, for a period of fifteen (15) days after the earlier of the date on which the Issuer, any Co-Issuer or the Manager has actual knowledge of such default or breach or the date on which written notice, specifying in reasonable detail, such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder shall have been given to the Issuer and such Co-Issuer; provided that the Issuer or such Co-Issuer, as applicable, shall have an additional 45 days if such default is susceptible of being cured and so long as the Issuer or such Co-Issuer, as applicable, are diligently pursuing a cure; provided, however, any such failure of a representation or warranty as to an Asset that is set forth in Section 12.12 hereof shall not result in an Event of Default unless the cure or payment of the Release Price for such Asset by the related Co-Issuers is required in accordance with Section 13.3 of this Security Agreement and is not achieved or paid as and when required;

(8)
the entry of a decree or order for relief by a court having jurisdiction in respect of the Issuer or any Co-Issuer or NexCen Brands in an involuntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any Co-Issuer or NexCen Brands or of any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer or any Co-Issuer or NexCen Brands and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days;

(9)
the commencement by the Issuer or any Co-Issuer or NexCen Brands of a voluntary case under the federal bankruptcy laws, as now or hereafter in effect, or any other present or future federal or state bankruptcy, insolvency or similar law, or the consent by the Issuer or any Co-Issuer or NexCen Brands to the appointment of or taking possession by a receiver, liquidator, assignee, secured party, custodian, sequestrator or other similar official of the Issuer or any Co-Issuer or NexCen Brands or any substantial part of its property or the making by the Issuer or any Co-Issuer or NexCen Brands of an assignment for the benefit of creditors or the failure by the Issuer or any Co-Issuer or NexCen Brands generally to pay its debts as such debts become due or the taking of partnership action by the Issuer in furtherance of any of the foregoing;

(10)
failure of the Issuer or any Co-Issuer to have clear, unrestricted title to any material items of its property included in the Collateral subject to Permitted Encumbrances and continuance of such failure for a period of fifteen (15) days after the earlier of the date on which the Issuer, any Co-Issuer or the Manager has actual knowledge of such failure or the date on which written notice, specifying in reasonable detail, such failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder shall have been given to the Issuer and such Co-Issuer; provided that the Issuer or such Co-Issuer, as applicable, shall have an additional 45 days so long as the Issuer or such Co-Issuer, as applicable, is diligently pursuing a cure (for the avoidance of doubt, a payment of the Release Price with respect to such items of its property in compliance with the provisions of Section 13.3(b) and Section 11.2(a) within such 45-day period shall constitute a cure of this Default);

(11)
any final judgment against the Issuer or any Co-Issuer that shall remain in force, undischarged, unsatisfied and unstayed, for more than 60 consecutive days, and that, with other outstanding final judgments, undischarged, against the Issuer or any Co-Issuer exceed in the aggregate $250,000;

(12)
the Issuer or any Co-Issuer shall cease to carry on, or be enjoined, restrained or in any way prevented by the order of any Governmental Authority from conducting, any material part of the business of the Issuer or such Co-Issuer and such order shall continue in effect for more than 90 days;

(13)	any Co-Issuer or Support Fund shall cease to be a wholly-owned subsidiary of the Issuer or another Co-Issuer or the Issuer shall cease to be a wholly-owned subsidiary of NexCen Brands;

(14)
failure of the Agent to have a first priority perfected security interest in any item of Collateral in the First Stage Covered Jurisdictions and continuance of such failure for a period of fifteen (15) days after the earlier of the date on which the Issuer, any Co-Issuer or the Manager has actual knowledge of such failure or the date on which written notice, specifying in reasonable detail, such failure and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder shall have been given to the Issuer and such Co-Issuer; provided that the Issuer or such Co-Issuer, as applicable, shall have an additional 45 days so long as the Issuer or such Co-Issuer, as applicable, is diligently pursuing a cure (for the avoidance of doubt, either (i) a payment of the Release Price with respect to such item of Collateral in compliance with the provisions of Section 13.3(b) and Section 11.2(a), or (ii) the perfection of the security interest created hereby senior to all other Liens except Permitted Encumbrances in other jurisdictions, or (iii) any combination of the actions described in clause (i) and clause (ii) above within the 45-day period shall constitute a cure of this Default);

(15)
a Manager Termination Event shall have occurred and is continuing and the related Co-Issuer shall not have replaced the applicable Manager with a successor manager, approved by the Agent in writing, within 30 Business Days;

(16)	failure of NexCen Brands to operate as its primary business of owning and operating IP Businesses; or

(17)	the Issuer or any Co-Issuer shall be required to register as an investment company within the meaning of the Investment Company Act of 1940, as amended.

For the avoidance of doubt, a Default or Event of Default under any Note shall constitute a Default or Event of Default under all of the Notes.

Section 6.2 Acceleration of Maturity, Rescission and Annulment

If an Event of Default of the kind specified in clauses (8) or (9) of Section 6.1 occurs, the unpaid principal amount of all of the Notes shall automatically become immediately due and payable without notice, presentment or demand of any kind. If an Event of Default (other than an Event of Default of the kind specified in clauses (8) and (9) of Section 6.1) occurs and is continuing, then, and in every such case the Agent or Majority Holders pursuant to an Act may declare the principal of all of the Notes to be immediately due and payable, by a notice in writing to the Issuer and upon any such declaration (in accordance with this sentence or the preceding sentence), the Notes shall become immediately due and payable together with accrued and unpaid interest.

At any time after such a declaration of acceleration has been made, but before any Sale of the Collateral has been made or a judgment or decree for payment of the money due has been obtained by the Agent as hereinafter in this Article provided, the Majority Holders by an Act and evidenced by a written notice delivered to the Issuer and the Agent, may rescind and annul such declaration and its consequence if:

(i)	an amount has been paid or deposited with the Agent sufficient to pay:

(1)	all overdue installments of interest on all Notes, including interest at the Default Rate (to the extent permitted by Applicable Law);

(2)	to the extent that payment of such interest is lawful, interest upon overdue installments of interest on the Notes at the rate specified therefor in the Notes;

(3)
in connection with the preservation of the Collateral and enforcement of its rights all sums paid or advanced by the Noteholders hereunder and the reasonable compensation, expenses, disbursements and advances of the Agent, its agents and counsel; and

(ii)	all Events of Default, other than the nonpayment of the principal of the Notes which have become due solely by such acceleration, have been waived as provided in Section 6.13.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 6.3 Remedies

If an Event of Default shall have occurred and be continuing the Agent may, and by an Act of the Majority Holders and subject to Article VII herein pursuant to specific instruction shall, do one or more of the following:

(a) declare all Notes immediately due and payable pursuant to Section 6.2;

(b) institute Proceedings for the collection of all amounts then payable on the Notes or under this Security Agreement, whether by declaration or otherwise, enforce any judgment obtained, and collect from the Collateral securing the Notes (including any amounts in each Co-Issuer Prepaid Royalty Account) the monies due;

(c) sell the Collateral or any portion thereof or rights or interest therein, at one or more Sales called and conducted in any manner permitted by law; and

(d) exercise any remedies of a secured party under the Uniform Commercial Code or other Applicable Law and take any other appropriate action to protect and enforce the rights and remedies of the Agent or the Holders of the Notes hereunder in all jurisdictions (including jurisdictions that are not First Stage Covered Jurisdictions).

In the event that the Agent does not sell or otherwise liquidate the Collateral, it shall continue to hold such Collateral and make distributions therefrom pursuant to Article XIV hereof.

Section 6.4 Agent May File Claim

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial Proceeding, relating to the Issuer or any Co-Issuer or any other obligor upon the Notes or the property of the Issuer or any Co-Issuer or of such other obligor or their creditors, the Agent (irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Agent shall have made any demand on the Issuer or any Co-Issuer for the payment of overdue principal or interest) shall be entitled and empowered, to intervene in such proceeding or otherwise:

(i)
to file and prove a claim for all amounts owing and unpaid in respect of the Notes and to file such other papers or documents and take such other action including participating as a member, voting or otherwise, in any committee of creditors appointed in the matter, as may be necessary or advisable in order to have the claims of the Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Agent, its agents and counsel) and of the Noteholders allowed in such judicial Proceeding;

(ii)	to petition for lifting of the automatic stay and thereupon to foreclose upon the Collateral as elsewhere provided herein; and

(iii)	to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any receiver, assignee, trustee, liquidator, or sequestrator (or other similar official) in any such judicial Proceeding is hereby authorized by each Noteholder to make such payments to the Agent, and in the event that the Agent shall consent to the making of such payments directly to the Noteholders, to pay to the Agent any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Agent, its agents and counsel.

Nothing herein contained shall be deemed to authorize the Agent to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Agent to vote in respect of the claim of any Noteholder in any such Proceeding.

Section 6.5 Agent May Enforce Claims Without Possession of Notes

All rights of actions and claims under this Security Agreement or the Notes may be prosecuted and enforced by the Agent without the possession of any of the Notes or the production thereof in any Proceeding relating thereto, and any such Proceedings instituted by the Agent shall be brought in its own name as Agent, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Agent, its agents and counsel, be for the benefit of the Holders of the Notes in respect of which such judgment has been recovered applied to payments on the Notes in the order set forth in Section 6.6.

Section 6.6 Allocation of Money Collected

If the Notes have been declared due and payable following an Event of Default and such declaration and its consequences have not been rescinded and annulled, any money collected by the Agent with respect to the Notes pursuant to this Article (and any funds then held or thereafter deposited into the Issuer Collection Account) shall be applied in the following order:

(i)
to the appropriate financial institutions, all fees and expenses charged in connection with its maintenance of the Issuer Collection Account, all Co-Issuer Collection Accounts and any other accounts provided for under the Transaction Documents not to exceed $20,000.00 per annum;

(ii)	to the Manager, the Management Fee and, to the extent not previously distributed, the Management Fee due on each prior Payment Date;

(iii)
to the Agent and the Noteholders, payment of all indemnity payments and reasonable costs and expenses incurred in connection with the enforcement of its rights hereunder or under the Notes, ratably, without preference or priority of any kind;

(iv)
to the Noteholders, interest accrued on the Notes for the related Interest Period plus any accrued interest thereon remaining unpaid from any previous Interest Period, and interest on such overdue interest to the date such payment is made, at the Default Rate, but only to the extent that payment of such interest on interest shall be legally enforceable;

(v)	to the Noteholders, the Note Principal Payment for such Payment Date in reduction of the Note Principal Balance of the Notes;

(vi)
to the Noteholders, all remaining Distributable Cash until the Outstanding Note Balance and any other Secured Obligations due the Noteholders pursuant to this Security Agreement have been paid in full;

(vii)	to any Hedge Counterparty, all amounts due pursuant to the related Hedge Agreement;

(viii)	to each Indemnified Party, pro rata, any Secured Obligations owed to it;

(ix)	to the Manager, the Issuer Management Fee and, to the extent not previously distributed, the Issuer Management Fee due on each prior Payment Date; and

(x)	to the Issuer or such party as the Issuer may direct, all remaining Distributable Cash.

Section 6.7 Limitation on Suits

No Holder shall have any right to institute any Proceeding, judicial or otherwise, with respect to this Security Agreement, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1)	such Holder has previously given written notice to the Agent and the Issuer of a continuing Event of Default;

(2)
the Holders of 25% or more of the aggregate Note Principal Balance of the Outstanding Notes shall have made written request to the Agent to institute Proceedings in respect of such Event of Default in its own name as Agent hereunder;

(3)
such Holder or Holders have offered to the Agent indemnity satisfactory to it (which, in the case of a holder that is, or is a subsidiary of, a bank or other institutional buyer with a net worth of at least $50,000,000 and whose claims paying ability or long-term debt is rated at least investment grade or better by a Rating Agency need only be such bank’s or institutional buyer’s unsecured written promise of indemnity) against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)	the Agent for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such Proceeding; and

(5)	no direction inconsistent with such written request has been given to the Agent during such 60 day period by the Majority Holders;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Security Agreement to affect, disturb or prejudice the rights of any other Holders or to enforce any right under this Security Agreement, except in the manner herein provided.

Section 6.8 Unconditional Right of Noteholders to Receive Principal and Interest

Notwithstanding any other provision in this Security Agreement, the Holder of any Note shall have the right, which is absolute and unconditional, to receive payment of the principal of and interest on such Note as such principal and interest becomes due and payable and to institute suit for the enforcement of any such payment, and such right shall not be impaired without the consent of such Holder; provided, however, that neither the Holder of any Note nor the Agent shall, if requested by the Noteholders, petition or otherwise invoke the process of any court or government authority for the purpose of commencing or sustaining a case against the Issuer or any Co-Issuer under any federal or state bankruptcy, insolvency or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Issuer or any Co-Issuer or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Issuer or any Co-Issuer.

Section 6.9 Restoration of Rights and Remedies

If the Agent or any Noteholder has instituted any Proceeding to enforce any right or remedy under this Security Agreement and such Proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Person who instituted the Proceeding, then and in every such case the Issuer, the Co-Issuers, the Agent and the Noteholders shall, subject to any determination in such Proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Agent and the Noteholders shall continue as though no such Proceeding has been instituted.

Section 6.10 Rights and Remedies Cumulative

No right or remedy herein conferred upon or reserved to the Agent or to the Noteholders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 6.11 Delay or Omission Not Waiver

No delay or omission of the Agent or of any Noteholder to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Agent or to the Noteholders, or any of them, may be exercised from time to time, and as often as may be deemed expedient, by the Agent or by the Noteholder, as the case may be.

Section 6.12 Control by Noteholders

The Majority Holders shall have the right to direct the decision whether to conduct, and the time, method and place of conducting, any Proceeding for any remedy available to the Agent with respect to the Notes or exercising any trust or power conferred on the Agent with respect to the Notes; provided that:

(1)	such direction shall not be in conflict with any rule of law or with this Security Agreement; and

(2)
the Agent may take any other action deemed proper by the Agent which is not inconsistent with such direction; provided, however, that the Agent need not take any action which it determines might involve it in liability or be unjustly prejudicial to the Noteholders not consenting.

Section 6.13 Waiver of Past Defaults

The Noteholders may waive any past Default with respect to the Notes hereunder and its consequences, except a Default

(1)	described in Sections 6.1(8) or (9), or

(2)	in respect of a covenant or provision hereof which under Article X cannot be modified or amended without the consent of the Holder of each Outstanding Note affected thereby.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been waived for every purpose of this Security Agreement. Upon receipt of notice of such waiver, the Agent shall transmit by mail to the Issuer notice of such waiver specifying the date on which the Default was waived promptly after the occurrence of such waiver.

Section 6.14 Undertaking for Costs

All parties to the Security Agreement and each Noteholder by its acceptance of a Note shall be deemed to have agreed that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Security Agreement, or in any suit against the Agent for any action taken, suffered or omitted by it as Agent, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorney’s fees against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.14 shall not apply to any suit instituted by the Agent, to any suit instituted by any Noteholder, or the Majority Holders or to any suit instituted by any Noteholder for the enforcement of the payment of principal of or interest on any Notes on or after the applicable Maturity Date (or, in the case of redemption of Notes, on or after the applicable Redemption Date).

Section 6.15 Waiver of Stay or Extension Laws

The Issuer and each Co-Issuer covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance by the Issuer and any Co-Issuer under this Security Agreement; and the Issuer and each Co-Issuer (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 6.16 Sale of Collateral Upon Event of Default

(a) The power to effect any sale (a “Sale”) of any portion of the Collateral pursuant to Section 6.3 shall not be exhausted by any one or more Sales as to any portion of the Collateral remaining unsold, but shall continue unimpaired until the entire Collateral securing the Notes shall have been sold or all amounts payable under this Security Agreement with respect thereto shall have been paid. Any Sale conducted hereunder shall be completed in accordance with the applicable terms and provisions of the New York State Uniform Commercial Code. The Agent may from time to time postpone any Sale by public announcement made at the time and place of such Sale. It is hereby expressly agreed that the Agent is not limited to any amount fixed by law as compensation for any Sale, so long as the same shall be reasonable.

(b) Any Noteholder may bid for and acquire any portion of the Collateral securing the Notes in connection with any Sale thereof. In lieu of paying cash for the entire purchase price therefor, such Noteholder, after deducting the costs, charges and expenses (including reasonable attorney’s fees and expenses) incurred by the Agent in connection with such Sale may make settlement for any portion of the purchase price remaining by crediting against amounts owing on the Notes held by it or other amounts owing to such Noteholder secured by this Security Agreement, the portion of the net proceeds of such Sale to which such Noteholder would be entitled hereunder.

(c) Each of the Issuer and each Co-Issuer covenants and agrees ten (10) Business Days prior notice of a Sale of the entirety of the Collateral by a public Sale is a commercially reasonable notice.

(d) The Agent shall execute and deliver an appropriate instrument of conveyance transferring its interest in any portion of the Collateral in connection with a Sale thereof by the Agent, which Sale shall be at the expense of the Issuer and the related Note Co-Issuers. In addition, the Agent is hereby irrevocably appointed the agent and attorney-in-fact of the Issuer and the related Note Co-Issuers to cause the transfer and conveyance of the Issuer’s or the related Note Co-Issuers' interest in any portion of the Collateral in connection with a Sale thereof pursuant to the terms of this Security Agreement, and to take all action necessary to effect such Sale. No purchaser or transferee at such a sale shall be bound to ascertain the Agent’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(e) Any amounts received by the Noteholders in connection with a public or private sale pursuant this Section shall be deemed to be conclusive and binding upon the parties hereto and the Noteholders shall have no liability in respect hereto.

Section 6.17 Action on Notes

The Noteholder’s right to seek and recover judgment on the Notes or under this Security Agreement shall not be affected by the seeking, obtaining or application of any other relief under or with respect to this Security Agreement. Neither the lien of this Security Agreement nor any rights or remedies of the Noteholders shall be impaired by the recovery of any judgment by the Noteholders against the Issuers or by the levy of any execution under such judgment upon any portion of the Collateral or upon any of the assets of the Issuers.

ARTICLE VII.

THE AGENT

Section 7.1 Appointment; Nature of Relationship

BTMU Capital Corporation is appointed by the Noteholders as the Agent hereunder and under each other Transaction Document, and each of the Noteholders irrevocably authorizes the Agent to act as the contractual representative of such Noteholder with the rights and duties expressly set forth herein and in the other Transaction Documents. The Agent agrees to act as such contractual representative upon the express conditions contained in this Article VII. Notwithstanding the use of the defined term “Agent,” it is expressly understood and agreed that the Agent shall not have any fiduciary responsibilities to any Noteholder by reason of this Agreement and that the Agent is merely acting as the representative of the Noteholders with only those duties as are expressly set forth in this Agreement and the other Transaction Documents. In its capacity as the Noteholders' contractual representative, the Agent (i) does not assume any fiduciary duties to any of the Noteholders, (ii) is a “representative” of the Noteholders within the meaning of Section 9-102 of the UCC and (iii) is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Transaction Documents. Each of the Noteholders agrees to assert no claim against the Agent on any agency theory or any other theory of liability for breach of fiduciary duty, all of which claims each Noteholder waives.

Section 7.2 Powers

The Agent shall have and may exercise such powers under the Transaction Documents as are specifically delegated to the Agent by the terms of each thereof, together with such powers as are reasonably incidental thereto. The Agent shall have no implied duties or fiduciary duties to the Noteholders, or any obligation to the Noteholders to take any action hereunder or under any of the other Transaction Documents except any action specifically provided by the Transaction Documents required to be taken by the Agent.

Section 7.3 Limited Liability

The obligations of Agent, Program Administrator, Lender, Enhancement Provider, Liquidity Provider and each agent for Lender under the Transaction Documents are solely the corporate obligations of such Person. Except with respect to any claim arising out of the willful misconduct or gross negligence of Program Administrator, Agent, Lender, Enhancement Provider, Liquidity Provider, any agent for Lender or J.H. Management Corporation (or any successor manager for the Lender), no claim may be made by the Issuer, any Co-Issuer, the Manager, NexCen Brands or any other Person against Program Administrator, Agent, Lender, Enhancement Provider, Liquidity Provider or any agent for Lender or their respective Affiliates, directors, members, managers, officers, employees, attorneys or agents, including J.H. Management Corporation, BTM Trust Company and the Program Administrator, for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Security Agreement or any other Transaction Document, or any act, omission or event occurring in connection therewith; and each of the Issuer, any Co-Issuer, the Manager and NexCen Brands hereby waives, releases, and agrees not to sue upon any clam for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor. The parties agree that Deutsche Bank Trust Company Americas shall have no obligation, in its capacity as Program Administrator for Lender or otherwise to take any actions under the Transaction Documents (other than these actions, the requirement for which arose prior to its withdrawal) if Deutsche Bank Trust Company Americas is relieved of its obligations as Program Administrator. Notwithstanding any provision of this Security Agreement or any other Transaction Document to the contrary: (i) in no event shall the Agent ever be required to take any action which exposes it to personal liability or which is contrary to the provision of any Transaction Document or applicable law and (ii) the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any party hereto or any other Person, and no implied covenants, functions, responsibilities, duties, obligations or liabilities on the part of the Agent shall be read into this Security Agreement or the other Transaction Documents or otherwise exist against the Agent. In performing its functions and duties hereunder, the Agent shall act solely as the agent of the Noteholders and does not assume nor shall be deemed to have assumed any obligation or relationship of trust or agency with or for the Issuer, any of the Co-Issuers, the Manager, NexCen Brands or any of their successors and assigns or any other Person.

Section 7.4 No Responsibility for Advances, Creditworthiness, Collateral, Recitals, Etc.

Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into, or verify (i) any statement, warranty or representation made in connection with any Transaction Document; (ii) the existence or possible existence of any Event of Default or Deal Rapid Amortization Event or (iii) the validity, effectiveness or genuineness of any Transaction Document or any other instrument or writing furnished in connection therewith. The Agent shall not be responsible to any Noteholder for any recitals, statements, representations or warranties herein or in any of the other Transaction Documents, for the perfection or priority of any of the Liens on any of the Collateral, or for the execution, effectiveness, genuineness, validity, legality, enforceability, collectibility, or sufficiency of this Agreement or any of the other Transaction Documents or the transactions contemplated thereby, or for the financial condition of the Issuer or any Co-Issuer.

Section 7.5 Notice of Default

Promptly after the occurrence of any Default actually known to a Responsible Officer of the Agent, the Agent shall transmit to all Holders notice of such Default hereunder known to the Agent.

Section 7.6 Action on Instructions of Noteholders

The Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder and under any other Transaction Document in accordance with written instructions signed by the Noteholders, and such instructions and any action taken or failure to act pursuant thereto shall be binding on all of the Noteholders. The Agent shall be fully justified in failing or refusing to take any action hereunder and under any other Transaction Document unless it shall first be indemnified to its satisfaction by the Noteholders pro rata against any and all liability, cost and expense that it may incur by reason of taking or continuing to take any such action.

Section 7.7 Delegation of Duties

The Agent may execute any of its duties through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties, provided that such agents or attorneys agree in writing to be bound by the confidentiality provisions of Section 6.15 of the Note Funding Agreement. The Agent shall not be responsible to the Noteholders for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 7.8 Reliance on Documents; Counsel

(a) The Agent shall be entitled to rely upon any Note, notice, consent, certificate, affidavit, letter, telegram, statement, paper or document believed by it in good faith to be genuine and correct and to have been signed or sent by the proper Person or Persons, and, in respect to legal matters, upon the opinion of counsel selected by the Agent, which counsel may be employees of the Agent.

(b) Without limiting the generality of Section 7.3, Agent, Program Administrator, Enhancement Provider and Liquidity Provider each: (a) may consult with legal counsel (including counsel for Issuer and any Co-Issuer), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (b) makes no warranty or representation to Lender or any other holder of any interest in Collateral and shall not be responsible to Lender or any such other holder for any statements, warranties or representations made by other Persons in or in connection with any Transaction Document; (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Transaction Document on the part of Issuer or any Co-Issuer or to inspect the property (including the books and records) of Issuer or any Co-Issuer; (d) shall not be responsible to Lender or any other holder of any interest in Collateral for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Transaction Document; and (e) shall incur no liability under or in respect of this Security Agreement or any other Transaction Document by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile or telex) believed by it to be genuine and signed or sent by the proper party or parties. For the avoidance of doubt, the provisions of this paragraph impose no obligation of any kind on the part of the Issuer or any Co-Issuer.

(c) With regard to Lender and any agent for Lender, the Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Security Agreement in accordance with a request of the Lender or any agent for Lender, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the other parties hereto.

(d) Unless otherwise advised in writing by an agent for Lender or by Lender on whose behalf such agent is purportedly acting, each party to this Security Agreement may assume that (a) such agent is acting for the benefit of Lender for which such agent is identified herein as being the agent for Lender, as well as for the benefit of each assignee or other transferee from any such Person, and (b) each action taken by such agent has been duly authorized and approved by all necessary action on the part of the parties on whose behalf it is purportedly acting. Each agent for Lender and Lender shall agree amongst themselves as to the circumstances and procedures for removal, resignation and replacement of such agent.

Section 7.9 BTM Trust Company and Affiliates

BTM Trust Company, BTMU Capital Corporation, Deutsche Bank Trust Company Americas and any of their respective Affiliates may generally engage in any kind of business with the Issuer, any Co-Issuer, the Manager, NexCen Brands, any of their respective Affiliates and any Person who may do business with or own securities of the Issuer, any Co-Issuer, the Manager, NexCen Brands or any of their respective Affiliates, all as if Deutsche Bank Trust Company Americas were not Program Administrator and BTMU Capital Corporation were not Agent, respectively, and without any duty to account therefor to any Noteholder.

Section 7.10 Successor Agent

The Agent may resign at any time by giving written notice thereof to the Issuer; provided, however, that such resignation shall not become effective until a successor agent is appointed and acting hereunder. Upon any such resignation or removal, the Noteholders shall have the right to appoint, on behalf of the Issuer and each Co-Issuer, a successor Agent. If no successor Agent shall have been so appointed by the Noteholders and shall have accepted such appointment within 30 days after the retiring Agent’s giving notice of resignation, then the retiring Agent may appoint, on behalf of the Issuer, the Co-Issuers and the Noteholders, a successor Agent. Notwithstanding anything herein to the contrary, so long as no Event of Default has occurred and is continuing, each such successor Agent shall be subject to approval by the Issuer and the Co-Issuers, which approval shall not be unreasonably withheld. Such successor Agent shall be a commercial bank or other type of institution acceptable to the Noteholders having capital and retained earnings of at least $50,000,000. Upon the acceptance of any appointment as the Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Transaction Documents (other than duties or obligations which by their terms survive the termination of this Agreement or otherwise relate to its actions or omissions in its capacity as Agent). After any retiring Agent’s resignation hereunder as Agent, the provisions of this Article VII (and any indemnification provisions in the Transaction Documents) shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as the Agent hereunder and under the other Transaction Documents.

Section 7.11 Maintenance of Office or Agency

The Agent shall maintain an office or agency within the United States of America where Notes may be presented or surrendered for payment, where Notes may be surrendered for registration of transfer or exchange and where notices in respect of the Notes and this Security Agreement may be served. The Agent shall give prompt written notice to the Issuer and the Noteholder of the location, and of any change in the location, of any such office or agency.

ARTICLE VIII.

REIMBURSEMENT AND INDEMNIFICATION OF THE AGENT

Section 8.1 The Agent's Reimbursement and Indemnification

The Issuer and each Co-Issuer agrees that except as otherwise expressly provided herein, to reimburse the Agent upon its written request for all reasonable out-of-pocket expenses, disbursements and advances incurred or made by the Agent in accordance with any provision of this Security Agreement or any Transaction Documents (including the reasonable out-of-pocket expenses and disbursements of the Agent’s agents and counsel), except any such expense, disbursement or advance as may be attributable to its gross negligence or bad faith.

Section 8.2 Indemnification by Noteholders

Each Noteholder shall indemnify and hold harmless the Agent (but solely in its capacity as Agent) and its officers, directors, employees, representatives and agents (to the extent not reimbursed by the Issuer, any Co-Issuer or the Manager and without limiting the obligation, if any, of the Issuer, any Co-Issuer or the Manager to do so), ratably against any and all liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses and disbursements of any kind whatsoever (including in connection with any investigative or threatened proceeding, whether or not the Agent or such Person shall be designated a party thereto) that may at any time be imposed on, incurred by or asserted against the Agent or such Person as a result of, or related to, any of the transactions contemplated by the Transaction Documents or the execution, delivery or performance of the Transaction Documents or any other document furnished in connection therewith (but excluding any such liabilities, obligations, losses, damages, penalties, judgments, settlements, costs, expenses or disbursements resulting solely from the gross negligence or willful misconduct of the Agent or such Person as finally determined by a court of competent jurisdiction); provided, that such indemnity shall be provided solely to the extent of amounts received by such Noteholder under this Security Agreement which exceed the amounts required to repay such Noteholder’s outstanding commercial paper notes.

ARTICLE IX.

CONSOLIDATION AND MERGER

Neither the Issuer nor any Co-Issuer shall consolidate or merge with or into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, except as permitted in this Security Agreement.

ARTICLE X.

SECURITY AGREEMENT AMENDMENTS

Section 10.1 Security Agreement Amendments Only with Consent

With the written consent of the Agent, the Issuer and each Co-Issuer, delivered to the Issuer and each Co-Issuer, the Agent may enter into one or more Security Agreement amendments for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, this Security Agreement or modifying in any manner the rights of the Holders of the Notes under this Security Agreement; provided, however, no such Security Agreement amendments shall, without the consent of all of the Noteholders:

(1)
reduce the Note Principal Balance of any Note or the Note Interest Rate thereon or change the amount or priority or time of any payment on any Note or any place of payment where, or the coin or currency in which, any Note or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment; or

(2)	modify or release any material portion of the Collateral except as otherwise permitted herein; or

(3)	modify or alter the definition of the term “Outstanding”; or

(4)
modify any of the provisions of this Section 10.1, except to increase any such percentage or to provide that certain other provisions of this Security Agreement cannot be modified or waived without the consent of the Holder of each Outstanding Note; or

(5)	permit the creation of any Lien ranking prior to or on a parity with the Lien of this Security Agreement with respect to any part of the Collateral.

Promptly after the execution by the Issuer, each Co-Issuer and the Agent of any Security Agreement amendment pursuant to this Section, the Issuer shall, if requested by the Agent, mail to the each of the Holders of the Notes, a notice setting forth in general terms the substance of such Security Agreement amendment together with a copy of such Security Agreement amendment. Any failure of the Issuer to mail such notice and copy, or any defect therein, shall not, however, in any way impair or affect the validity of any such Security Agreement amendment.

ARTICLE XI.

REDEMPTION AND DISPOSITION

Section 11.1 Redemption at the Option of a Co-Issuer

Each Note is redeemable (1) at the option of the related Note Co-Issuers in whole, or in part on any Payment Date, during the term hereof, or (2) pursuant to the provisions of Section 13.3(d), at the Redemption Price on any Redemption Date, in each case subject to payment of any amounts due under Section 12.15, if any, and such redemption, unless deemed exercised hereunder, shall be exercised by delivery of an Issuer Order to the Agent; provided, that (i) no Event of Default or Deal Rapid Amortization Event has occurred and remains unwaived and (ii) except in the case of an Extraordinary Optional Redemption, the Redemption Date must be the first available Redemption Date for which the Agent can give a proper Redemption Notice after receipt of such Issuer Order by the Agent; provided, further, that any redemption in part pursuant to clause (1) above shall be applied pro rata to the remaining principal payments of such Note.

Section 11.2 Mandatory Redemption

(a) In the event that there is to be a payment of the Release Price for an Asset as described in Section 13.3(b) or Section 13.3(c) of this Security Agreement, upon (i) such payment in cash, (ii) completion of the redemption of the applicable Note Co-Issuers' Note as referred to below, (iii) disposition of such Asset to an entity other than the Manager, the Issuer or any other Co-Issuer and (iv) provided no Default (unless such redemption will effect a cure of such Default) or Event of Default or Deal Rapid Amortization Event has occurred which has not been waived, the affected Asset shall be released from the Lien of this Security Agreement. The Release Price of the affected Asset shall be deposited in the related Co-Issuer Collection Account by the Agent upon receipt, and shall be applied to the redemption of such Note Co-Issuers' Note on the next ensuing Redemption Date for which a proper Redemption Notice can be given, in a principal amount equal to the Release Price; provided, that any redemption pursuant to this clause shall be applied pro rata to the remaining principal payments of such Note. Deposit of such Release Price in the related Co-Issuer Collection Account shall be deemed to be an exercise of the option to redeem the Note on such Redemption Date in such principal amount and at the Redemption Price with the completion of such redemption occurring on the related Redemption Date.

(b) In the event that there is to be a payment of the Net Disposition Proceeds for any Asset as described in Section 11.6 of this Security Agreement, upon (i) such payment in cash, (ii) completion of the redemption of the applicable Note Co-Issuers' Note as referred to below, (iii) disposition of such Asset to an entity other than the Manager, the Issuer or any other Co-Issuer and (iv) provided no Default (unless such redemption will effect a cure of such Default) or Event of Default or Deal Rapid Amortization Event has occurred which has not been waived, the affected Asset shall be released from the Lien of this Security Agreement. The Net Disposition Proceeds of the affected Asset shall be deposited in the related Co-Issuer Collection Account by the Agent upon receipt and shall be applied to the redemption of such Note Co-Issuers' Note on the next ensuing Redemption Date for which a proper Redemption Notice can be given in a principal amount equal to the Net Disposition Proceeds; provided, that any redemption pursuant to this clause shall be applied pro rata to the remaining principal payments of such Note. Deposit of such Net Disposition Proceeds in the related Co-Issuer Collection Account shall be deemed to be an exercise of the option to redeem the Note on such Redemption Date in such principal amount and at the Redemption Price.

(c) A Note shall be redeemed in full upon the occurrence of (i) a Change of Control of either of the related Note Co-Issuers, or (ii) the sale of the equity interest of either related Note Co-Issuer by the Issuer to an entity other than another Co-Issuer as contemplated in Section 11.6(b), in each case at the Redemption Price.

Section 11.3 Notice of Redemption by the Issuer

Notice of redemption pursuant to Section 11.1 or Section 11.2, if not waived in writing by a Noteholder, shall be given by the Issuer to the Agent by U.S. registered mail, return receipt requested, or by nationally recognized overnight private mail delivery service, postage prepaid, mailed not less than 15 days or more than 30 days prior to the applicable Redemption Date to each Holder of Notes whose Notes are to be redeemed (except that no more than 2 Business Days prior notice will be required in the case of a redemption necessary to avoid an Event of Default described in Section 6.1(2) or in the case of a redemption arising in connection with the payment requirements in Section 12.14 or Section 12.16). It shall be assumed for purposes of this Security Agreement that the Agent can and will mail a notice of redemption 5 days after receipt of an Issuer Order to redeem Notes or a deemed election by the related Note Co-Issuers to redeem their Notes.

All notices of redemption shall state:

(1)	the Redemption Date;

(2)	the principal amount of the Note or Notes to be redeemed and the allocation of such principal amount to the remaining principal payments of the Note or the Notes;

(3)	a pro forma Redemption Price for each Note redeemed, calculated as of the date of the Redemption Notice;

(4)	that on the Redemption Date, the Redemption Price shall become due and payable upon each Note called for redemption, and that interest thereon shall cease to accrue on such date; and

(5)
the place where such Note or Notes to be redeemed are to be surrendered on the Redemption Date, which shall be the office or agency of the Agent to be maintained at the address provided in Section 1.3.

Notice of redemption of Notes shall be given by the related Note Co-Issuers or, at the related Note Co-Issuers’ request, by the Agent in the name and at the expense of the related Note Co-Issuers. Failure to give notice of redemption, or any defect therein, to any Holder of any Note selected for redemption shall not impair or affect the validity of the redemption of any other Note.

Section 11.4 Deposit of the Redemption Price

On or before 1:00 P.M. (New York City time) on the Business Day immediately preceding any Redemption Date, the related Note Co-Issuers shall deposit into the related Co-Issuer Collection Account an amount of monies sufficient to pay the Redemption Price of their Note which is to be redeemed on such Redemption Date.

Section 11.5 Notes Payable on Redemption Date

(a) Notice of redemption having been given as provided in Section 11.3, the Notes to be redeemed shall, on the applicable Redemption Date, become due and payable at the Redemption Price and on such Redemption Date such Notes shall cease to bear interest on the portion of the Notes actually redeemed. On the Redemption Date, the Holders of such Notes shall be paid the Redemption Price pursuant to Section 11.4 or otherwise; provided, however, that installments of principal and interest which are due on or prior to the Redemption Date shall be payable to the Holders of such Notes according to their terms and the provisions of Section 3.7.

(b) Installments of interest and principal due on or prior to a Redemption Date shall continue to be payable to the Holders of Notes called for redemption according to their terms and the provisions of Section 3.7. Except as otherwise specifically provided herein, the election of the related Note Co-Issuers to redeem their Note pursuant to this Section shall be evidenced by an Issuer Order authorizing payment of the Redemption Price on the Note to be redeemed from monies deposited into the related Co-Issuer Collection Account pursuant to Section 11.4 or otherwise available in accordance with this Security Agreement for the purpose of redeeming Notes.

Section 11.6 Voluntary Disposition of Collateral

(a) Prior to the Deal Rapid Amortization Date, any Co-Issuer may at any time sell or otherwise dispose of any of its Assets as provided in this Section 11.6. Upon closing of any such voluntary sale or disposition, the Issuer and the related Note Co-Issuers shall pay to the Agent the Net Disposition Proceeds of any Asset thereby sold for the purpose of effecting full or partial redemption of their Note, as the case may be, pursuant to Section 11.2(b) hereof; provided, that any redemption pursuant to this clause shall be applied pro rata to the remaining principal payments of such Note. It shall be a condition of each such sale that the Pro Forma DSCR (as calculated by the Manager and reported in sufficient detail in writing to the Agent and subject to the Agent’s satisfaction) shall not be less than 1.15:1.00; and that such Net Disposition Proceeds at least equals the Note Principal Balance of all Notes of the related Co-Issuers issued to fund or maintain such Assets together with all accrued interest thereon through the applicable Redemption Date.

(b) Prior to the Deal Rapid Amortization Date, the Issuer may at any time sell or otherwise dispose of its equity interest in any Co-Issuer as provided in this Section 11.6. Concurrently with the completion of any such voluntary sale or disposition, the Issuer shall pay to the Agent a sum sufficient to redeem each Note of such Co-Issuer (and any related Co-Issuer) in full, pursuant to Section 11.2(b) hereof. It shall be a condition of each such sale that the Pro Forma DSCR, (as calculated by the Manager and reported in sufficient detail in writing to the Agent and subject to the Agent’s satisfaction) shall not be less than 1.15:1.00; and that such Net Disposition Proceeds at least equals the Note Principal Balance of all Notes of the related Co-Issuers together with all accrued interest thereon through the applicable Redemption Date.

ARTICLE XII.

REPRESENTATIONS, WARRANTIES AND COVENANTS

Section 12.1 Payment of Principal and Interest

The Issuer and each Co-Issuer shall duly and punctually pay the principal of and interest on their respective Notes, subject to and in accordance with the terms of their respective Notes and this Security Agreement.

Section 12.2 Continued Existence; Observance of Organizational Documents

The Issuer and each Co-Issuer shall keep in full effect its existence, rights and franchises as an entity under the laws of the state of its formation or incorporation, as the case may be, shall operate in accordance with, and subject to the limitations set forth in, its Organizational Documents and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which the failure to be so qualified shall have a material adverse effect on the validity and enforceability of any Transaction Document or its respective Note. The Issuer is duly organized in, and qualified to do business only in, the State of Delaware.

Section 12.3 Protection of Collateral

(a) The Issuer and each Co-Issuer (with respect to the portion of the Collateral pledged by it hereunder) covenants to file or cause to be filed all UCC Financing Statements and any related forms necessary or desirable to be filed with respect to the Collateral in the United States Patent and Trademark Office within ten (10) Business Days after the applicable Funding Date.

(b) The Issuer and each Co-Issuer (with respect to the portion of the Collateral pledged by it hereunder) shall, from time to time, execute and deliver to the Agent, as the Agent may reasonably request, all such supplements and amendments hereto and all such financing statements, continuation statements, instruments of further assurance and other instruments, and shall take such other action as the Agent reasonably deems necessary or advisable to:

(i)	ensure a first priority, perfected security interest in all or any portion of the Collateral;

(ii)	maintain or preserve the lien of this Security Agreement or carry out the purposes hereof;

(iii)	protect the validity of any Grant made pursuant to this Security Agreement;

(iv)	enforce any of the Collateral or, where appropriate, any security interest in the Collateral and the proceeds thereof;

(v)
preserve and defend the Issuer’s and the Co-Issuers’ respective title to the Collateral and the rights of the Noteholders therein against the claims of all persons and parties subject to the rights of licensees under the Licenses; or

(vi)	record or register the Issuer’s and the Co-Issuers' respective ownership of all of the Trademarks of record in the related Territory;

but in the foregoing cases of items (i) through (v), prior to the existence of an Event of Default, only to the extent the same can be achieved under the laws of the First Stage Covered Jurisdictions, and in the foregoing case of item (vi), prior to the existence of an Event of Default, only to the extent the same can be achieved under the laws of the Territory.

(c) For the avoidance of doubt, the Agent and the Noteholders acknowledge that any Co-Issuer may own items of intellectual property that are registered under the laws of foreign jurisdictions ("Foreign IP Assets"). Except as provided in paragraph (b) above, the applicable Co-Issuer is not required to perfect the security interest of such Foreign IP Assets under such foreign laws, provided that, following the occurrence of an Event of Default, the Noteholder shall be entitled to require that all actions be taken as necessary to cause the perfection of the Foreign IP Assets in such foreign jurisdictions, at the expense of the applicable Co-Issuer, but only in those jurisdictions in which the aggregate Value of all Foreign IP Assets in such jurisdiction (including for this purpose both Trademarks registered in such jurisdiction and Licenses payable by Obligors located in or governed by the laws of such jurisdictions) is equal to, or greater than, $50,000.00.

Section 12.4 Negative Covenants

(a) Each Co-Issuer shall not:

(i)	sell, lease or otherwise transfer any of the Collateral other than pursuant to Licenses in the ordinary course of business and as otherwise permitted under the Transaction Documents; or

(ii)	distribute dividends to a party other than the Issuer or its parent Co-Issuer; or

(iii)
(i) voluntarily institute, or consent to the institution of, bankruptcy or insolvency proceedings, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, or seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of such Co-Issuer, or any substantial part of its assets, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take any corporate action in furtherance of any such action; or (ii) consolidate, merge, dissolve or liquidate, in whole or in part; or

(iv)	commingle its funds or assets with those of any other Person; or

(v)
except for indebtedness and Obligor Rebate Amounts and Franchise Fee Refunds as may be expressly permitted under this Security Agreement, incur, assume or guaranty any indebtedness or Obligor Rebate Amounts except for such indebtedness and Obligor Rebate Amounts and Franchise Fee Refunds as has been approved by the Agent; or

(vi)	make any capital expenditures except in the ordinary course of business; or

(vii)	create any subsidiaries that do not become Co-Issuers hereunder other than any Support Fund; or

(viii)
(a) with respect to the portion of the Collateral pledged by it, permit the validity or effectiveness of this Security Agreement to be impaired, or permit this Security Agreement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Collateral except in the ordinary course of business or as otherwise may be expressly permitted hereby, provided, however, such release shall not result in a material adverse change to such Co-Issuer's financial condition or (b) permit any lien, charge, security interest, mortgage or other encumbrances, other than the Lien of this Security Agreement and Licenses, to be created on or extended to or otherwise arise upon or burden such portion of the Collateral or any part thereof or any interest therein or the proceeds thereof; or

(ix)
claim any credit on, or make any deduction from, the principal or interest payable in respect of its Note by reason of the payment of any taxes levied or assessed upon the portion of the Collateral pledged by it; or

(x)	amend (a) any provisions of the Organization Documents or (b) any Transaction Document without receiving prior written approval thereof by the Agent (which may not be unreasonably withheld); or

(xi)	own any property, including an interest in real estate, or assets other than its portion of the Assets; or

(xii)
change the state of its organization without thirty days’ prior written notice to the Agent, accompanied by such evidence of actions to be taken as shall be necessary to continue the perfection of the lien on the portion of the Collateral pledged by it to the extent the same can be achieved under the laws of the First Stage Covered Jurisdictions, as applicable; or

(xiii)	issue any bonds, notes or other obligations other than the Notes.

(xiv)
enter into or be a party to any agreement or instrument without the written consent of the Agent; provided, however, that such consent of the Agent shall not be required for any Co-Issuer to enter into any Licenses and preferred vendor agreements (so long as such preferred vendor agreements impose no obligations whatsoever on such Co-Issuer), in each case, entered into in accordance with the normal policies and procedures of such Co-Issuer; or

(xv)
have any employees. None of the Co-Issuers shall establish, sponsor, maintain, contribute to or incur any obligation to fund or contribute to any NexCen Entity Plan. Within five (5) days of becoming aware of the occurrence of an ERISA Event, the applicable Co-Issuer shall provide the Agent with written notice of the same.

(b) The Issuer shall not:

(i)	sell, lease or otherwise transfer any of the Collateral other than pursuant to Licenses in the ordinary course of business and as otherwise permitted under the Transaction Documents; or

(ii)
use any dividends received from any Co-Issuer or any other amounts from any sources other than, prior to a Default or an Event of Default, dividending funds to its parent for the purpose of acquiring IP Businesses. Upon the occurrence and continuance of an Event of Default, such disbursements shall be made only as consented to in writing by the Agent; or

(iii)
(a) voluntarily institute, or consent to the institution of, bankruptcy or insolvency proceedings, or file a petition seeking or consenting to reorganization or relief under any applicable federal or state law relating to bankruptcy, or seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Issuer, or any substantial part of its assets, or make any assignment for the benefit of creditors, or admit in writing its inability to pay its debts generally as they become due, or take any corporate action in furtherance of any such action; or (b) consolidate, merge, dissolve or liquidate, in whole or in part; or

(iv)	commingle its funds or assets with those of any other Person; or

(v)
except for indebtedness and Obligor Rebate Amounts and Franchise Fee Refunds as may be expressly permitted under this Security Agreement, incur, assume or guaranty any indebtedness or Obligor Rebate Amounts except for such indebtedness and Obligor Rebate Amounts and Franchise Fee Refunds as has been approved by the Agent; or

(vi)	make any capital expenditures except in the ordinary course of business; or

(vii)	create any subsidiaries that do not become Co-Issuers hereunder other than any Support Fund; or

(viii)
(a) with respect to the portion of the Collateral pledged by it, permit the validity or effectiveness of this Security Agreement to be impaired, or permit this Security Agreement to be amended, hypothecated, subordinated, terminated or discharged, or permit any Person to be released from any covenants or obligations with respect to the Collateral except in the ordinary course of business or as otherwise may be expressly permitted hereby, provided, however, such release shall not result in a material adverse change to the Issuer's financial condition, ot (b) permit any lien, charge, security interest, mortgage or other encumbrances, other than the Lien of this Security Agreement and Licenses, to be created on or extended to or otherwise arise upon or burden such portion of the Collateral or any part thereof or any interest therein or the proceeds thereof; or

(ix)
claim any credit on, or make any deduction from, the principal or interest payable in respect of its Note by reason of the payment of any taxes levied or assessed upon the portion of the Collateral pledged by it; or

(x)	amend (a) any provisions of the Organization Documents or (b) any Transaction Document without receiving approval thereof by the Agent (which may not be unreasonably withheld); or

(xi)	own any assets or property, including any interest in real estate, other than equity interests in the Co-Issuers, and equity interests in any Support Funds; or

(xii)
change the state of its organization without thirty days’ prior written notice to the Agent, accompanied by such evidence of actions to be taken as shall be necessary to continue the perfection of the lien on the portion of the Collateral pledged by it to the extent the same can be achieved by filing under the laws of the Covered Jurisdictions, as applicable; or

(xiii)	issue any bonds, notes or other obligations other than the Notes; or

(xiv)	by party to or otherwise incur liability in respect of any sale agreements or similar arrangements, other than with respect to The Athlete's Foot; or

(xv)
enter into or be a party to (or permit any Support Fund to enter into or be a party to) any agreement or instrument without the written consent of the Agent; provided, however, that such consent of the Agent shall not be required for the Support Fund to enter into any agreements entered into in accordance with the normal policies and procedures of the Support Fund; or

(xvi)
have any employees. The Issuer shall not establish, sponsor, maintain, contribute to or incur any obligation to fund or contribute to any NexCen Entity Plan. Within five (5) days of becoming aware of the occurrence of an ERISA Event, the Issuer shall provide the Agent with written notice of the same.

Section 12.5 Inspection and Audits

(a) At any time and from time to time, upon five (5) Business Days prior written notice, the Issuer and each Co-Issuer shall permit the Agent, or its agents or representatives, during regular business hours and without charge: (i) to examine and make copies of and abstracts from the books and records (financial and corporate) of the Issuer and each Co-Issuer, and (ii) to visit the offices and properties of the Issuer and each Co-Issuer for the purpose of reviewing and examining such books and records and discussing matters relating thereto and to the performance of the Issuer and such Co-Issuer under this Security Agreement with any of the officers of the Issuer having knowledge of such matters or with the Issuer's and such Co-Issuer's outside auditors.

(b) The Agent shall have the right to audit the Issuer's and any Co-Issuer's operations semi-annually at the Agent’s expense. If an Event of Default is occurring and continuing, audits are permitted to be performed at the discretion of the Agent and at the expense of the Issuer and/or the applicable Co-Issuers.

Section 12.6 Limited Purpose

Neither the Issuer nor any Co-Issuer shall engage, and have not engaged (with respect to any Co-Issuer, to the best of the Issuer's, or any of its Managers', knowledge), in any business other than the transactions permitted by its Organizational Documents (as in effect from time to time).

Section 12.7 Co-Issuers Ownership

Each Co-Issuer agrees that its books and records will reflect its ownership of the portion of the Collateral pledged by it, subject to Licenses and the Lien created by this Security Agreement.

Section 12.8 Enforcement of Transaction Documents

The Issuer and each Co-Issuer shall take all actions necessary, and diligently pursue all remedies available to it, to enforce the obligations of each other party to a Transaction Document to secure its and the Agent’s rights thereunder.

Section 12.9 Representations and Warranties

Each Co-Issuer, as of its applicable Funding Date, and, to the extent applicable, the Issuer as of each Funding Date, hereby represents and warrants the following:

(a) Except for any interests created by Licenses, the applicable Co-Issuer is the owner of, and has good title to, its portion all of the Collateral, free of Liens, the applicable Co-Issuer has not assigned any interest or participation in any Collateral, and the applicable Co-Issuer has full right to Grant such Collateral to the Agent for the benefit of the Holder of the Notes, any counterparty under a Hedge Agreement approved by the Agent and each Indemnified Party.

(b) Each Co-Issuer, by executing and delivering to the Agent a Security Agreement Supplement, will be deemed to have Granted a security interest in all of its right, title, and interest in its assets to the Agent for the benefit of the Holder of the Notes, any counterparty under a Hedge Agreement approved by the Agent and each Indemnified Party.

(c) The Notes have not been registered under the Securities Act nor pursuant to the securities or blue sky laws of any State.

(d) Each Co-Issuer and the Issuer is not, and has never been (with respect to any Co-Issuer, to the best of the Issuer's, or any of its Managers', knowledge), an "investment company" within the meaning of the Investment Company Act.

(e) Each Co-Issuer and the Issuer is not, and has never been (with respect to any Co-Issuer, to the best of the Issuer's, or any of its Managers', knowledge), a debtor in a bankruptcy case.

(f) Each Co-Issuer has timely filed all tax returns (federal, state and local) which are required to be filed and has paid all taxes related thereto. There has been no waiver of any statutes of limitation in respect of taxes or agreement to any extension of time with respect to a tax assessment or deficiency of either the Issuer, each of the Co-Issuers or any Support Fund; there is no, and has never been any (with respect to any Co-Issuer or any Support Fund, to the best of the Issuer's, or any of its Managers', knowledge), claim, audit, action, suit or proceeding against or with respect to either the Issuer, each of the Co-Issuers or the Support Fund in respect of any tax; neither the Issuer, any Co-Issuer nor Support Fund has received from any taxing authority any formal or informal (x) notice indicating an intent to open an audit or other review, (y) request for information related to tax matters or (z) notice of deficiency or proposed adjustment for any amount of tax proposed, asserted, or assessed by any taxing authority against any of the Issuer, any of the Co-Issuers or any Support Fund.

(g) The Agent will, upon proper filing and/or recording of UCC financing statements, and trademark or other documents, as applicable, in the Covered Jurisdictions by the applicable Co-Issuer, have a perfected first priority security interest in each item of Collateral, free from any lien, security interest encumbrance or other right, title or interest of any Person, except for any Lien created by this Security Agreement and the Licenses.

(h) The Issuer has its chief executive office at 1330 Avenue of the Americas, New York, N.Y. 10019 and each Co-Issuer has its chief executive office as provided in the related Security Agreement Supplement.

(i) The Issuer and each Co-Issuer, (i) is, and since its formation has been (with respect to any Co-Issuer, to the best of the Issuer's, or any of its Managers', knowledge), an entity, duly organized, validly existing in good standing under the laws of its formation or incorporation, as the case may be, (ii) has, and since its formation has had (with respect to any Co-Issuer, to the best of the Issuer's, or any of its Managers', knowledge), requisite power and authority and all licenses and permits to own and operate its properties to carry on its business as now conducted, and, as applicable, to enter into and perform its obligations under each Transaction Document to which it is a party and the transactions contemplated thereby, including, the issuance and sale by the Co-Issuer of its Note and the performance of its obligations thereunder; and (iii) has been duly qualified and is authorized to do business and, if applicable, is in good standing as a foreign corporation (or is exempt from such requirements) and has obtained all necessary licenses and approvals in each jurisdiction where the failure to be so qualified would have a material adverse effect on its ability to conduct its business. Set forth on Schedule VII to each Security Agreement Supplement is a list of each state which the applicable Co-Issuer is organized under and qualified to do business in.

(j) Neither the Issuer, any Co-Issuer or any Support Fund has any liabilities, obligations or indebtedness of any nature (other than any deferred income in accordance with GAAP), whether liquidated, unliquidated, accrued, absolute, contingent or otherwise, except for those that are set forth in Schedule VII with respect to the Issuer and the applicable schedule to the Security Agreement Supplement with respect to each Co-Issuer and the related Support Fund, if any.

(k) Neither the Issuer, any Co-Issuer nor any Support Fund has, or has ever had, any employees.

(l) ERISA. No Benefit Plan maintained by the Issuer, any Co-Issuer, any Support Fund or any of its ERISA Affiliates has any “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived. The Issuer, each Co-Issuer, each Support Fund and each of its ERISA Affiliates is in material compliance with all legal requirements under ERISA or other Laws relating to Benefit Plans to the extent applicable, and no event under any such Benefit Plan has occurred that could reasonably be expected to result, directly or indirectly, in any Lien being imposed on the property of the Issuer, any Co-Issuer, or any Support Fund, or any of the Collateral, or the payment of any material amount to avoid such Lien.

(m) Solvency. Neither as a result of the transactions contemplated by this Security Agreement or any other Transaction Document, nor immediately before or after such transactions, will the Issuer or any Co-Issuer be insolvent or have unreasonably small capital with which to conduct its business. None of the transactions contemplated by this Security Agreement or other Transaction Documents are being undertaken with the intention to delay, hinder or defraud any of the Issuer’s or any Co-Issuer’s known or anticipated creditors.

(n) Organizational Records. The books of account, minute books and other records of the Issuer, each Co-Issuer and each Support Fund heretofore made available to the Agent show all corporate action, as applicable, taken by the directors, managers, members and shareholders, as applicable, of the Issuer, each Co-Issuer and each Support Fund (including action taken by consent without a meeting), and no such meeting has been held or corporate action has been taken for which minutes or other appropriate record have not been prepared and are not contained in such minute books.

(o) Each Transaction Document (other than the Notes) to which the Issuer or any Co-Issuer is a party and the transactions contemplated thereby have been duly authorized and, when executed and delivered by the Issuer or such Co-Issuer, as applicable, will constitute valid, binding and enforceable obligations of the Issuer and such Co-Issuer, as applicable, in accordance with its terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors’ rights generally applicable in the event of the bankruptcy, insolvency or reorganization of the Issuer or any Co-Issuer and to general principles of equity.

(p) No event has occurred and is continuing that constitutes a Default or an Event of Default or a Funding Termination Event or Deal Rapid Amortization Event under, and as defined in, this Security Agreement or any other Transaction Document. Neither the execution and delivery of any Transaction Document by the Issuer or any Co-Issuer, the consummation of the transactions contemplated thereby nor the satisfaction of the terms and conditions of the Transaction Documents (i) conflicts with or results in any breach or violation of any provision of the Organizational Documents of the Issuer or any Co-Issuer, or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to the Issuer or any Co-Issuer, or any of their respective properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over the Issuer or any Co-Issuer; or (ii) constitutes a default by the Issuer or any Co-Issuer under or a breach of any contract, agreement, mortgage or other instrument to which it is a party or by which it or any of its properties are or may be bound or affected or (iii) results in the creation or imposition of any lien upon any of the properties or assets of the Issuer or any Co-Issuer pursuant to the terms of any mortgage, deed of trust, contract, agreement, charter instrument, by-law or other instrument, other than that created pursuant to this Security Agreement.

(q) Each Note has been duly and validly authorized by the Issuer and the related Note Co-Issuers and, when duly and validly executed in accordance with this Security Agreement, will be validly issued and outstanding and entitled to the benefits of this Security Agreement and will constitute a valid and legally binding obligation of the related Note Co-Issuers, enforceable against the related Note Co-Issuers in accordance with its terms, subject, as to the enforcement of remedies, to bankruptcy, insolvency, reorganization, moratorium and other similar laws affecting the enforceability of creditors’ rights generally applicable in the event of the bankruptcy, insolvency or reorganization of the related Note Co-Issuers and to general principles of equity.

(r) Each Co-Issuer had at all relevant times and now has full power and authority to own, and has full power and authority to Grant, the Collateral and has duly authorized such Grant by all necessary action, and does not require any member approval, or approval or consent of any trustee or holders of any indebtedness or obligations of the applicable Co-Issuer other than such as have been obtained.

(s) There is no, and has never been (with respect to any Co-Issuer or any Support Fund, to the best of the Issuer's, or any of its Managers', knowledge), pending action, suit, proceeding or investigation, including, but not limited to, any such proceeding or investigation resulting from the ownership or use of any of the Collateral, against or affecting the Issuer or any Co-Issuer or the Support Fund before any administrative agency, arbitrator or governmental body or, to the best knowledge of the Issuer or any Co-Issuer or the Support Fund, any threatened action or proceeding, including, but not limited to, to any such proceeding or investigation resulting from the ownership or use of any of the Collateral, against or affecting the Issuer or any Co-Issuer or the Support Fund before any of the foregoing which, if decided adversely to the Issuer or any Co-Issuer or the Support Fund, would materially affect (i) the condition (financial or otherwise), business, properties, prospects, profits or operations of the Issuer or any Co-Issuer or the Support Fund (ii) the ability of the Issuer or any Co-Issuer to perform its obligations under, or the validity or enforceability of, any Transaction Document to which it is a party or (iii) the Agent’s ability to foreclose or otherwise enforce its interest in the Collateral as contemplated under this Security Agreement, except, in each case, as set forth in Schedule V hereto with respect to the Issuer and Schedule V to each Security Agreement Supplement with respect to a Co-Issuer or any Support Fund. Neither the Issuer nor any Co-Issuer nor the Support Fund is subject to, and has never been subject to (with respect to any Co-Issuer or any Support Fund, to the best of the Issuer's, or any of its Managers', knowledge), any order of any court, governmental authority or agency or arbitration board of tribunal.

(t) No consent, approval, authorization, order of, or filing, registration, application with any court or other governmental authority in respect of the Issuer or any Co-Issuer is necessary or required under the law of the United States or any state within the United States (or other Covered Jurisdictions in the case of filings to perfect the Lien of the Security Agreement) in connection with the authorization, execution, delivery or performance by the Issuer or any Co-Issuer of this Security Agreement or any other Transaction Document to which it is a party or any of the other documents or transactions contemplated thereby, including without limitation, the pledge of the Collateral to the Agent, the servicing of the Collateral, or the offer, issue, sale, delivery or performance of the Notes, other than that consent, approval, authorization, order, filing, registration or qualification which has been, or will be promptly, made or obtained in the United States (or the other Covered Jurisdictions in the case of filings to perfect the Lien of the Security Agreement); provided that no representation is made with respect to filings of qualifications under the “Blue Sky” laws of the various states within the United States.

(u) None of the transactions contemplated herein (including the use of the proceeds from the sale of the Notes) will result in a violation of Section 7 of the Securities Exchange Act, or any regulations thereto, including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R., Chapter II. Neither the Issuer nor any Co-Issuer owns or intends to carry or purchase, and no proceeds from the sale of the Notes will be used by the Issuer or any Co-Issuer to purchase, any “margin stock” within the meaning of said Regulation U.

(v) Payments after the Closing Date. Other than the Obligor Rebate Amounts, no monies or other contingent compensation shall be payable by any of the Issuer or any Co-Issuer to any person, firm or corporation with respect to any exploitation of the Collateral which occurred prior to the date of this representation.

(w) Advances. No advances or other charges received by any of the Issuer, any Co-Issuer or any Support Fund in connection with the Collateral remain recoupable at any time from and after the date hereof from any Collections earned at any time either before or after the date of this Security Agreement, other than Obligor Rebate Amounts and Franchise Fee Refunds.

(x) Each Co-Issuer covenants and agrees that all Collections which it is entitled to receive shall be paid directly by the applicable Obligor to the appropriate Co-Issuer Collection Account or Co-Issuer Lockbox Account.

(y) Neither the Issuer nor any Co-Issuer is a party to any contract or agreement, or subject to any charter or other legal restriction, which materially and adversely affects its business as contemplated in the Transaction Documents. No Co-Issuer has agreed to cause or permit in the future (upon the happening of a contingency or otherwise) any of its properties or any of the Collateral, other than as otherwise set forth in this Security Agreement, whether now owned or hereafter acquired, to be subject to a lien not permitted by this Security Agreement.

(z) No Co-Issuer intends to treat the Notes and related transactions as being a “reportable transaction” (within the meaning of Treasury Regulation Section 1.6011-4). In the event the any Co-Issuer determines to take any action inconsistent with such intention, it will promptly notify the Noteholders hereof. If any Co-Issuer so notifies the Noteholders, such Co-Issuer acknowledges that one or more of the Noteholders may treat its Notes as part of a transaction that is subject to Treasury Regulations 301.6112-1, and that such Noteholder or Noteholders, as applicable, will maintain the lists and other records required by such Treasury Regulation.

(aa) Neither the Issuer nor any Co-Issuer is (i) a country, territory, organization, person or entity name on an OFAC list; (ii) a Person that resides or has a place of business in a country or territory named on such lists or which is designated as a Non-Cooperative Jurisdiction by the Financial Action Task Force on Money Laundering (“FATF”), or whose subscription funds are transferred from or through such a jurisdiction; (iii) a “Foreign Shell Lender” within the meaning of the USA PATRIOT Act, i.e., a foreign bank that does not have a physical presence in any country and that is not affiliated with a bank that has a physical presence and an acceptable level of regulation and supervision; or (iv) a person or entity that resides in or is organized under the laws of a jurisdiction designated by the United States Secretary of Treasury under Section 311 or 312 of the USA PATRIOT Act as warranting special measures due to money laundering.

(bb) Corporate Structure. The Issuer is a wholly owned subsidiary of NexCen Brands, and each Co-Issuer and Support Fund is a wholly owned subsidiary of the Issuer. There are no corporations, partnerships, limited liability companies, joint ventures or other business entities in which the Issuer, any Co-Issuer or any Support Fund owns, of record or beneficially, a direct of indirect equity interest or any right, contingent or otherwise, to acquire the same.

(cc) Subject to information contained in the financial statements delivered to the Agent, since the date of such delivery, there has not been any change, development, circumstance or effect that, individually or in the aggregate, has had, is having or could reasonably be expected to have (with the lapse of time, giving of notice or otherwise) a material adverse effect on the business, condition (financial or otherwise), liabilities, assets, operations or results of operations of the Issuer or any Co-Issuer or any Support Fund, individually or taken as a whole (“Material Adverse Effect”); provided, however, that for purposes of determining whether a Material Adverse Effect has occurred, any adverse change, development, circumstance or effect arising out of or relating to (i) any changes in general business or economic conditions or (ii) changes in the industry in which the Issuer or any Co-Issuer or any Support Fund operates which do not disproportionately impact the Issuer or any Co-Issuer or any Support Fund, will not be considered.

(dd) The Issuer, each Co-Issuer and any Support Fund, as applicable, have good and marketable title to, or in the case of leased assets, valid leasehold interest in their respective items included in the Assets and all other tangible and intangible assets, used or that may be useful in, or otherwise relating to, the business of each Issuer, Co-Issuer or Support Fund, as applicable, free and clear of any Encumbrances.

(ee) None of the Issuer, any Co-Issuer or any Support Fund owns any interest in real property.

(ff) None of the Issuer, each of the Co-Issuers or any Support Fund, as applicable, is, and has never been (with respect to any Co-Issuer or any Support Fund, to the best of the Issuer's, or any of its Managers', knowledge), in violation of, any Law, regulation or order or any other requirement of any Governmental Authority applicable to such entity, to any of its respective assets or properties, or to the conduct of its respective business including any franchise or similar laws; and to the Issuer's, each of the Co-Issuers' or the Support Fund's, knowledge, as applicable, none of the Issuer, Co-Issuers or a Support Fund is, or has ever been (with respect to any Co-Issuer or any Support Fund, to the best of the Issuer's, or any of its Managers', knowledge), under investigation with respect to any violation of any Applicable Law, regulation, order or requirement relating to any of the foregoing in connection with its respective business.

(gg) There does not currently exist, nor has there existed at any time since its respective formation (with respect to any Co-Issuer or any Support Fund, to the best of the Issuer's, or any of its Managers', knowledge), any threatened or actual dispute between the Issuer, each of the Co-Issuers and any Support Fund, as applicable, and any of its outside accountants, auditors or other financial advisors.

(hh) None of the Issuer, nor, to the best of the Issuer's, or any of its Managers', knowledge, any of the Co-Issuers or any Support Fund, as applicable, or any of the officers, agents and Affiliates of the Issuer, any of the Co-Issuers or any Support Fund, as applicable, nor any Person acting on behalf of any of them, have made and illegal or improper payment to, or provided any illegal or improper benefit or inducement for, any governmental official, union official, supplier, customer, union or other Person, in an attempt to influence any such Person to take or to refrain from taking any action relating to the Issuer, any of the Co-Issuers or any Support Fund, as applicable, or the business of the Issuer, any of the Co-Issuers or any Support Fund, as applicable, or to engage in any action by or on behalf of any of them in any way or paid any bribe, payoff, influence payment, kickback or other unlawful payment. Neither the Issuer, any of the Co-Issuers nor any Support Fund, as applicable, or any of the officers, agents and Affiliates of the Issuer, and of the Co-Issuers or any Support Fund, as applicable, or any Person acting on behalf of any of them, have taken any action that violates the Foreign Corrupt Practices Act. The Issuer, each of the Co-Issuers or any Support Fund, as applicable, has at all times been in compliance with all Applicable Laws. To the Issuer’s knowledge, and to the best of the Issuer's, or any of its Managers', knowledge with respect to any of the Co-Issuers' or any Support Fund's knowledge, as applicable, none of them has, directly or indirectly, sold products to or performed any services on behalf of any country where such sale of products or provision of services is prohibited by OFCA, the Department of Treasury or other U.S. governmental authority.

(ii) Attached hereto as Schedule II is a true and complete list of the name of each bank, savings and loan, or other financial institution in which the Issuer has an account, and the account numbers and names of all persons authorized to draw thereon or having access thereto.

(jj) Set forth on Schedule III is a description of each of the contracts to which the Issuer is a party (the "Issuer's Material Contracts"). The Issuer, each Co-Issuer and any Support Fund have made available to the Agent copies of each of the Material Contracts and all amendments thereto. No condition exists or has occurred which, with the giving of notice or the lapse of time, or both, would constitute a default or breach by (i) the Issuer, any Co-Issuer or any Support Fund, and (ii) to the Issuer's, any Co-Issuers' or any Support Fund’s knowledge, any counterparty to the Material Contracts. Each Material Contract is a valid and binding legal obligation of the Issuer, Co-Issuer or Support Fund, as applicable, in accordance with their terms, except that the enforceability of such contracts and agreements may be limited by (A) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors’ rights generally and (B) equitable principles which may limit the availability of certain equitable remedies (such as specific performance).

(kk) As of the applicable Funding Date, the Issuer, each of the Co-Issuers and any Support Fund, as applicable, has taken, or caused to be taken, all appropriate actions in accordance with all applicable requirements of Law with respect to the Licenses, and in accordance with the terms of the Licenses to ensure (i) ownership of the Licenses by the applicable Co-Issuer and (ii) that the consummation of the transactions contemplated hereby will not alter or impair any of the Licenses or the ability of each of the Co-Issuers and any Support Fund, as applicable, to continue to do business in the same way as prior to the Closing Date and the applicable Funding Date. Each of the Licenses are, and will remain, valid, legal and binding, and in full force and effect, following consummation of the transactions contemplated hereby.

(ll) The factual assumptions identified in the opinion letter delivered by Baker & McKenzie LLP on any Funding Date with respect to certain bankruptcy matters are true and accurate as of such date with respect to the Issuer and the Co-Issuer identified therein.

(mm) The representations, warranties and statements of fact contained in this Security Agreement and the other Transaction Documents and each report, statement or other written information furnished by or on behalf of the Issuer, any Co-Issuer or any Support Fund, as applicable, to the Agent are true and correct in all material respects on or before the related Funding Date. To the Issuer's, any of the Co-Issuers' and any Support Fund's knowledge, as applicable, there is no fact that has specific application to any of them (other than general economic or industry conditions) and that could have a Material Adverse Effect on the business, assets, properties, liabilities, condition (financial or otherwise), operating results, operations or business prospects of the Issuer, any of the Co-Issuers or any Support Fund, as applicable, that has not been set forth in this Security Agreement or the Transaction Documents. This representation shall not be affected by any investigation made by or on behalf of the Agent.

Section 12.10 Certain Covenants

(a) The Issuer and each Co-Issuer agree that any Person, designated in writing by the Agent may, upon reasonable prior written notice, consult with proper officials of the Issuer or such Co-Issuer at such times during normal business hours and as often as such Person may reasonably request regarding the performance of the Issuer’s and such Co-Issuer's covenants and agreements contained in this Security Agreement or any of the Transaction Documents to which they are a party.

(b) The Issuer and each Co-Issuer will, and the Issuer shall cause each Co-Issuer and Support Fund to, comply in all material respects with all requirements of Law applicable to the Issuer, such Co-Issuer and Support Fund.

(c) The Issuer agrees to furnish the Noteholders copies of each of the Transaction Documents and any documents to be furnished pursuant to the terms of the Transaction Documents and such other information and documents relating to the Notes and the Collateral as the Agent may reasonably request.

(d) The Issuer and each Co-Issuer will pay or cause to be paid all present and future recording and filing fees, and all legal, financial and miscellaneous out-of-pocket expenses and costs incurred by the Issuer or such Co-Issuers, as the case may be, in connection with the negotiation of and consummation of the transactions contemplated by this Security Agreement and the issuance and sale of its Note. The Issuer and such Co-Issuers further agree that they will pay or cause to be paid, promptly upon demand, any reasonable out of pocket expense incurred by the Agent in connection with the making of amendment to, or the giving of any release, consent or waiver in respect of, this Security Agreement and any document executed pursuant hereto or thereto affecting its Note, including the reasonable fees and disbursements of counsel for the Noteholders in connection therewith. The obligations of the Issuer and such Co-Issuers under the preceding sentences shall be subject to the priority of distributions set forth in Section 14.1 hereof and shall survive the termination of this Security Agreement, the transfer of any Note or portion thereof or interest therein by a Noteholder and the payment of such Note.

(e) Each Co-Issuer will promptly add to the Schedule of Assets attached as Schedule II to the related Security Agreement Supplement, a description of and required information pertaining to each separate and identifiable Asset in which such Co-Issuer has ownership rights but which was not listed thereon at a Funding Date (whether or not it was in existence on a Funding Date).

(f) Each Co-Issuer will promptly following the acquisition of an Asset (or Release of an Asset) or upon the loss or sale of an Asset by such Co-Issuer, update the schedules and exhibits attached to the Transaction Documents, with copies to the Agent.

(g) The Issuer, each Co-Issuer and each Support Fund will comply with the terms and provisions of its respective Organizational Documents and will not take any action which it is prohibited from taking under its respective Organizational Documents.

(h) The Issuer and each Co-Issuer will maintain, or be a subject insured party under, insurance of the type that is customarily maintained by business entities of the same type and scale as the Issuer or such Co-Issuer, as the case may be. All such insurance is primary coverage and all premiums therefore due have been paid in full. Schedule I sets forth an accurate and complete list of all certificates of insurance, binders for insurance policies and insurance maintained by the Issuer or under which the Issuer is the beneficiary of coverage. The Issuer and each Co-Issuer shall (and shall cause each Support Fund to) maintain, or cause the Manager to maintain, with financially sound insurers with an S&P Credit Rating of not less than “BBB-" and with a claims-paying ability rated not less than “A:VIII” by A.M. Best's Key Rating Guide, insurance coverages customary for business operations of the type conducted in respect to the transactions contemplated by the Transaction Documents and the Assets held or maintained by it. The Issuer and each Co-Issuer shall annually provide to the Agent evidence reasonably satisfactory to the Agent (which may be by covernote) that the insurance required to be maintained by each such Co-Issuer, the Issuer and each Support Fund hereunder is in full force and effect, by not later than December 31 of each calendar year. Each Co-Issuer and the Issuer shall notify provide written notice to the Agent within 5 Business Days of knowledge thereof, of any default, breach or condition which with the giving of notice or lapse of time, would constitute a default or breach, of any insurance policy.

(i) For so long as any of the Notes remain Outstanding, neither the Issuer nor any Co-Issuer will (x) merge or consolidate with or into any other entity or engage in any other business combination with any other entity or (y) sell or transfer all or substantially all of its assets other than in conformity with the Transaction Documents.

(j) The Issuer and each Co-Issuer shall notify the Agent of any litigation in which the Issuer, such Co-Issuer or any Support Fund, as the case may be, is a party, promptly, but in any event no later than 3 Business Days, upon the Issuer’s or such Co-Issuer's receipt of notice of the filing of such litigation, in writing by delivery by a reputable courier service or by registered mail (return receipt requested), all charges prepaid.

(k) The Issuer and each Co-Issuer shall execute and deliver to the Agent all such documents and instruments and do all such other acts and things as may be necessary or reasonably required by the Agent to enable the Agent to exercise and enforce their respective rights under the Transaction Documents, and record and file and rerecord and refile all such documents and instruments, at such time or times, in such manner and at such place or places, all as may be necessary or required by the Agent to validate, preserve, perfect and protect the position of the Agent under the Security Agreement provided no such action shall be inconsistent with the Security Agreement or contrary to instructions of the Agent.

(l) The Issuer shall cause to be delivered to the Agent (i) within 45 days following the end of each fiscal quarter of the Issuer both (a) quarterly reports including a cash flow report of the Issuer, a certification of the Issuer that the Issuer and each Co-Issuer has complied with each covenant under this Agreement, as applicable, or approved by, the Agent, and (b) quarterly unaudited balance sheets, statements of income, retained earnings and a cash flow report of Issuer; (ii) within 90 days following the end of each fiscal year of the Issuer, annual audited consolidated balance sheets, statements of income, retained earnings and a cash flow report of the Issuer; (iii) annual confirmations of renewal of insurance policies and (iv) such other information regarding the Collateral and the Issuer or any Co-Issuer as the Agent may reasonably request. All financial reports required pursuant to this paragraph shall contain a schedule allocating by Co-Issuer the consolidated information of the Issuer.

(m) The Support Fund shall continue to maintain, in accordance with sound business practices, books of account, minute books and other records of such entity which books shall reflect all limited liability company action taken by the directors, managers and members, of the Support Fund (including any action taken by consent without a meeting); and no such meeting, or limited liability company or corporate action will be taken for which such minutes or other appropriate record are not prepared and maintained in such minute books.

(n) Each Co-Issuer shall, or shall cause the Manager to, notify the Agent in writing within thirty (30) Business Days if it knows that any material application or registration relating to any Asset (now or hereafter existing) has become abandoned, dedicated to the public domain, invalid or unenforceable, or of any adverse determination or development (including the institution of, or any such final determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office, similar offices or agencies in any foreign countries in which Assets are located or any court but excluding any non-final determinations of the United States Patent and Trademark Office or any similar office or agency in any such foreign country) regarding any Co-Issuer’s or any Support Fund’s ownership of any Assets, its right to register the same, or to keep and maintain the same.

(o) If any Co-Issuer, or the Manager, either itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Asset with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any foreign country in which Assets are located, such Co-Issuer or Manager shall, by the end of the fiscal quarter in which such filing occurred, (i) give the Agent written notice thereof and (ii) upon request of the Agent, shall execute and deliver all instruments and documents, and take all further action, that the Agent may reasonably request in order to continue, perfect or protect the security interest granted hereunder in the United States or any foreign country.

(p) In the event that any Asset is infringed upon, misappropriated or diluted by a third party in any material respect, the Co-Issuer shall present cause these findings to be presented in the Manager Report. The applicable Co-Issuer shall take all reasonable and appropriate actions, at its reasonable expense, to protect or enforce such Asset, including suing for infringement, misappropriation or dilution and for an injunction against such infringement, misappropriation or dilution; provided that the applicable Co-Issuer shall deliver written notice to the Agent of such determination and upon the Agent’s written request shall promptly provide, in reasonable detail, the basis for such determination.

(q) The Issuer, each Co-Issuer and each Support Fund, as applicable, will, promptly following the acquisition of an Asset, terminate any existing management agreement, effective as of the applicable Funding Date, and shall enter into a new Management Agreement.

(r) Each Co-Issuer shall take all appropriate actions in accordance with all applicable requirements of Law with respect to the Licenses, and in accordance with the terms of the Licenses, to ensure (i) the ownership of the Licenses by the applicable Co-Issuer and (ii) that the consummation of the transactions contemplated hereby will not alter or impair any of the Licenses or the ability of any Co-Issuers to continue to do business in the same way as prior to the applicable Funding Date.

(s) Each of the Co-Issuers agrees that they shall (and shall cause the Manager to) (w) maintain their rights in and to the Assets, including all applicable registrations and applications, in all material respects, (w) with respect to application or registration and shall, to the extent required by applicable law, diligently prosecute each application for trademark registration and maintain registrations of such Trademarks, including, to the extent required by applicable law, timely paying necessary examination, maintenance and renewal fees, (x) use, and ensure that all licensed users of the Assets use, proper statutory notice in connection with its use of each item of Intellectual Property of its portion of the Assets, including maintaining the quality of any and all products or services used or provided in connection with any of the Trademarks included in the Assets, consistent with the quality of the products and services as the applicable Funding Date, and taking all steps necessary to ensure that all licensed users of any of such Trademarks use such consistent standards of quality and (z) not do any act, or omit to do any act, whereby any portion of the Assets may expire prematurely or become abandoned or invalid.

(t) Neither the Issuer nor the applicable Co-Issuer shall take any action which shall cause the factual assumptions identified in the opinion letter delivered by Baker & McKenzie on any Funding Date with respect to certain bankruptcy matters to no longer be true and accurate with respect to the Issuer and the Co-Issuer identified therein.

Section 12.11 Submission to Jurisdiction

THE VENUE FOR ANY AMOUNT, SUIT OR PROCEEDING ARISING FROM OR BASED UPON THIS SECURITY AGREEMENT SHALL BE THE APPROPRIATE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK. ACCORDINGLY, THE ISSUER AND EACH CO-ISSUER AGREE THAT ANY ACTION, SUIT OR PROCEEDING ARISING FROM OR BASED ON THIS SECURITY AGREEMENT SHALL BE COMMENCED IN AND DETERMINED BY THOSE APPROPRIATE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK IN THE STATE OF NEW YORK; THE PARTIES HEREBY WAIVE ANY OBJECTION TO THE PROPRIETY OR CONVENIENCE OF VENUE IN SUCH COURTS OR TO THE JURISDICTION OF THE COURTS OVER ANY PARTY AND AGREE THAT ANY JUDGMENT ENTERED THEREIN MAY BE ENFORCED WITH NO FURTHER DEFENSE OR OFFSET IN ANY JURISDICTION IN WHICH THE DEFENDANT IS A CITIZEN, RESIDES OR OWNS PROPERTY.

Section 12.12 Representations with Respect to Assets.

On and as of each date on which an Asset becomes subject to the Lien of this Security Agreement, the applicable Co-Issuer represents with respect to such Asset which such Co-Issuer pledges to the Agent hereunder, that:

(a) No Defaults. The execution and implementation of this Security Agreement shall not result in the breach of any conditions or constitute a default (with or without notice or the lapse of time, or both) under any license or agreement constituting a portion of the Assets pledged hereunder or to which any of the Assets pledged hereunder is subject. Neither the applicable Co-Issuer nor, to its knowledge, any person, firm or corporation associated with or deriving rights through or from such Co-Issuer, is in breach or is in default of any applicable agreement constituting a portion of the Assets which such Co-Issuer pledges to the Agent or to which any of such Assets are subject on the applicable Funding Date.

(b) Non-Contravention. Neither the applicable Co-Issuer’s exercise of any of the rights, licenses, privileges and properties regarding the Assets pledged hereunder nor such Co-Issuer’s right, title and interest in and to the Assets pledged by it hereunder will violate or infringe on any common law or statutory rights of any person, firm or corporation, except such violations or infringements outside the First Stage Covered Jurisdictions as would not have a material adverse effect on the business of such Co-Issuer.

(c) Exhibits and Schedules Accurate. All of the information set forth in the exhibits and schedules attached to the applicable Security Agreement Supplement and the Standard Definitions is complete and accurate in all material respects. The information supplied in writing by, or on behalf of, the Issuer or the applicable Co-Issuer in connection with the transactions contemplated by this Security Agreement, in each case as of each Funding Date or on a future date on which an Asset becomes subject to the Lien of this Security Agreement, as the case may be, are true and correct.

(d) Ownership of the Assets.

(i)
Schedule II to each Security Agreement Supplement contains a true and complete list of all Trademarks, Other Intellectual Property and registrations and pending applications for the Trademarks in the First Stage Covered Jurisdictions owned by the applicable Co-Issuer, with the exception of intent-to-use applications filed within the United States, all of which registrations exist, are subsisting and are validly registered except as provided therein and all of which applications are validly pending. Schedule II to each Security Agreement Supplement contains a true and complete list of all registrations and pending applications in the Second Stage Covered Jurisdictions. All of the Trademarks set forth in Schedule II to each Security Agreement Supplement, except to the extent otherwise provided therein, are currently in use on the goods set forth in the registrations for Trademarks in the First Stage Covered Jurisdictions.

(ii)
Notwithstanding anything contained in Schedule II to each Security Agreement Supplement, (i) the applicable Co-Issuer owns all right, title and interest in and to the Trademarks for use in the First Stage Covered Jurisdictions and Second Stage Jurisdictions; (ii) the applicable Co-Issuer has the full and exclusive right, subject to the related Licenses, to use and to license the use of the Trademarks in the First Stage Covered Jurisdictions and Second Stage Jurisdictions; and (iii) the consummation of the transactions contemplated by the Transaction Documents will not alter or impair any of the foregoing such rights. The use by the applicable Co-Issuer in the First Stage Covered Jurisdictions and Second Stage Jurisdictions of the Trademarks will not infringe on the rights of any Person, except such infringements outside the First Stage Covered Jurisdictions and Second Stage Jurisdictions as would not have a material adverse effect on the business of the applicable Co-Issuer.

(iii)
Except as provided in Schedule II, no claim has been asserted against the applicable Co-Issuer or any Affiliate thereof by any Person to the use of, and the applicable Co-Issuer has no knowledge of the use by any person (other than the licensees under the Licenses) of, any of the Trademarks in the First Stage Covered Jurisdictions and Second Stage Jurisdictions, and there is no valid basis for such claim with respect to the Trademarks or for any person (other than the licensees under the Licenses) to use any of the Trademarks in the First Stage Covered Jurisdictions and Second Stage Jurisdictions, except such claims or uses outside the First Stage Covered Jurisdictions and Second Stage Jurisdictions as would not have a material adverse effect on the business of the applicable Co-Issuer.

(iv)
Each of the Trademarks is valid, subsisting and enforceable in the First Stage Covered Jurisdictions and Second Stage Jurisdictions, with the exception of such Trademarks the lack of enforceability of which outside the First Stage Covered Jurisdictions and Second Stage Jurisdictions would not have a material adverse effect on the business of the applicable Co-Issuer. There is vested in the applicable Co-Issuer title to the Trademarks and related Trademarks for use in the First Stage Covered Jurisdictions and Second Stage Jurisdictions, free and clear of all Liens (other than such Liens with respect to the Licenses and the Lien created hereby.

(v)
The trademarks set forth in Schedule II to each Security Agreement Supplement constitute all of the trademark rights necessary for the applicable Co-Issuer to conduct its business as currently and as proposed to be conducted.

(vi)	All required consents, assignment and/or assumption agreements or notices, if any, have been obtained or delivered in the manner required by each Trademark.

(e) Additional Representations with Respect to the Licenses.

(i)
Schedule II to each Security Agreement Supplement lists all Licenses and other agreements relating to the use of any of the Trademarks, respectively, in the Territory. All of the Licenses are payable in U.S. Dollars and valid and in full force and effect, except as set forth in Schedule II to each Security Agreement Supplement, and, to the best knowledge of the applicable Co-Issuer, there are no existing defaults (or events that, with notice or lapse of time or both, would constitute a default) by any party thereunder. No claim has been asserted by any Person challenging or questioning the validity or effectiveness of any of the Licenses and, to the best knowledge of the applicable Co-Issuer, there is no valid basis for any such claim. The applicable Co-Issuer has not, other than pursuant to the Licenses, licensed or authorized any other Person to use the Trademarks, or granted to any other Person any other right with respect thereto. Except for the Licenses, no agreement to which the applicable Co-Issuer is a party or by which its assets are bound restricts or in any way affects the Trademarks or the right to use thereof. There is vested in the applicable Co-Issuer title to all of the Licenses free and clear of all Liens (other than such liens with respect to the Licenses and such Liens as may arise from actions or inactions of the applicable Co-Issuer).

(ii)	All required consents, assignment and/or assumption agreements or notices, if any, have been obtained or delivered in the manner required by each License.

Section 12.13 Indemnity

Without limiting any other rights which any such Person may have hereunder or under applicable Law, the Issuer and each Co-Issuer hereby agrees to indemnify and hold harmless each Indemnified Party forthwith on not less than ten (10) Business Days prior written notice, from and against any and all damages, losses, claims, liabilities and related costs and expenses, including attorneys’ fees and disbursements (all of the foregoing being collectively referred to as “Indemnified Amounts”) arising out of, relating to or in connection with the Transaction Documents, the transactions contemplated thereby, or the ownership, maintenance or funding, directly or indirectly, of the Collateral (or any part thereof) or otherwise in respect of or related to any Collateral, the security interest or other interest therein created by this Security Agreement, or otherwise arising out of or relating to the actions or failure to act of the Issuer, any Co-Issuer, any Support Fund or any Manager, excluding, however, notwithstanding anything to the contrary in this Section 12.13, Indemnified Amounts to the extent determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct on the part of such Indemnified Party. Without limiting the foregoing, the Issuer and each Co-Issuer, shall indemnify each Indemnified Party for any and all Indemnified Amounts arising out of or relating to:

(i)	the transfer by the Issuer or any Co-issuer of any interest in any Collateral other than pursuant to this Agreement;

(ii)	any representation or warranty made by the Issuer or any Co-Issuer which shall have been false, incorrect or materially misleading when made or deemed made;

(iii)	the failure of the Issuer or any Co-Issuer to comply with the terms of any Transaction Document to which they are parties or any Law (including with respect to any Collateral);

(iv)
the lack of an enforceable ownership interest, or a first priority perfected Lien in agreed upon jurisdictions, in the Collateral in favor of the Secured Party against all other Persons (including any U.S. bankruptcy trustee or similar Person);

(v)
the failure to file, or any delay in filing, of financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or under any other applicable Law with respect to any Collateral, whether at the time of any purchase or at any time thereafter;

(vi)	any commingling of any Collections by the Issuer, any Co-Issuer or any Manager relating to the Collateral with any of their funds or the funds of any other Person;

(vii)	any failure by the Issuer or any Co-Issuer to perform its duties or obligations in accordance with the provisions of the Transaction Documents.

Section 12.14 Yield Protection

(a) If any Regulatory Change enacted after the date hereof:

(i)
shall subject an Indemnified Party to any tax, duty or other charge with respect to any Asset or Collateral funded by it (or its participation in any of the foregoing), or right to fund Borrowings or to provide funding or maintenance therefor (or its participation in any of the foregoing), or shall change the basis of taxation of payments to the Indemnified Party, owed to, funded or maintained in whole or in part by it (or its participation in any of the foregoing) or any other amounts due under this Agreement or the other Transaction Documents in respect of the Asset interest owned, maintained or funded by it or its obligations or rights, if any to fund or participate in Borrowings or to provide funding therefor or the maintenance thereof, in each case, other than Excluded Taxes;

(ii)
shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of any Indemnified Party or with or for the account of any Affiliate (or entity deemed by the Federal Reserve Board or other Governmental Authority to be an affiliate) of any Indemnified Party, or credit extended by any Indemnified Party to the Issuer or any Co-Issuer;

(iii)
shall impose any other condition affecting any Asset or Collateral funded (or participated in) in whole or in part by any Indemnified Party, or its rights, if any, to fund (or participate in) Borrowings or to provide (or to participate in) funding therefor or the maintenance thereof; or

(iv)	shall change the rate for, or the manner in which the Federal Deposit Insurance Corporation (or a successor thereto) or similar Person assesses deposit insurance premiums or similar charges;

and the result of any of the foregoing is or would be, in each case, as determined by Agent or the applicable Indemnified Party:

(A)
to increase the cost to (or impose a cost on) (1) an Indemnified Party funding or maintaining any Borrowings hereunder or any purchases, reinvestments or loans or other extensions of credit under any Liquidity Agreement, any Enhancement Agreement or any commitment hereunder (or under any Liquidity Agreement or any Enhancement Agreement) in connection with Borrowings hereunder of such Indemnified Party with respect to any of the foregoing, or (2) the Program Administrator or the Agent for continuing its relationship with the Lender,

(B)
to reduce the amount of any sum received or receivable by an Indemnified Party under this Agreement, any Liquidity Agreement or any Enhancement Agreement (or its participation in any such Liquidity Agreement or Enhancement Agreement) with respect hereto, or

(C)
to reduce the rate of return on the capital of such Indemnified Party as a consequence of its obligations hereunder, under any Liquidity Agreement or under any Enhancement Agreement (or its participation in any such Liquidity Agreement or Enhancement Agreement related hereto), including its funding or maintenance of a Borrowing, or arising in connection herewith (or therewith) to a level below that which such Indemnified Party could otherwise have achieved hereunder or thereunder, then, subject to the provisions of paragraph (b) below, the Issuer and each Co-Issuer shall pay directly to such Indemnified Party such additional amount or amounts as will compensate such Indemnified Party for such additional or increased cost or such reduction.

(b) Each Indemnified Party, as applicable, shall promptly (and in any event by the later of (i) 30 Business Days before the commencement of accrual of any amounts to be paid by the Issuer or any Co-Issuer under this Section or Section 12.16 and (ii) the date on which an officer responsible for the transaction hereunder of the Agent or the requesting Indemnified Party has actual knowledge of an increased cost resulting from such Regulatory Change or Imposition (as defined in Section 12.16 herein)) notify the Issuer and Agent of any event of which it has knowledge which will entitle such Indemnified Party to compensation pursuant to this Section 12.14 or pursuant to Section 12.16, provided that no failure to give or delay in giving such notification shall adversely affect the rights of any Indemnified Party to such compensation, except to the extent such delay in giving notice has resulted in an increase in the amount of compensation which would otherwise have been payable had timely notice been delivered.

(c) In determining any amount provided for or referred to in this Section 12.14, an Indemnified Party may use any reasonable averaging and attribution methods that it shall deem applicable. Any Indemnified Party when making a claim under this Section 12.14 shall submit to the Issuer a statement as to such increased cost or reduced return in reasonable detail, which statement shall in the absence of manifest error, be conclusive and binding upon the Issuer and each Co-Issuer.

Section 12.15 Funding Losses.

If any Indemnified Party incurs any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Indemnified Party), at any time, as a result of any repayment of any Note on a date other than on a Payment Date then, upon written notice from the Agent to the Issuer setting forth in reasonable detail the amount of, and reason for, such loss or expense, the Issuer shall pay to the Agent for the account of the applicable Indemnified Parties, on the next Payment Date (or during the existence of any Funding Termination Event or upon the occurrence of a Manager Qualification Event, within ten (10) Business Days), the amount of such loss or expense. Such written notice shall, in the absence of manifest error, be conclusive and binding upon the Issuer and each Co-Issuer. If an Indemnified Party incurs any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Indemnified Party), at any time, and is not entitled to reimbursement for such loss or expense in the manner set forth above, such Indemnified Party shall individually bear such loss or expense without recourse to, or payment from, any other Indemnified Party.

Section 12.16 Taxes.

All payments and distributions made hereunder by the Issuer or any Co-Issuer (each, a “payor”) to the Lender, any Noteholder, the Agent or another Indemnified Party (each, a “recipient”) shall be made free and clear of any without deduction for any present or future income, excise, stamp or franchise taxes and any other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority on any recipient (or to an assignee of such parties) (“Impositions”), but excluding franchise taxes and taxes imposed on or measured by the recipient’s net income or gross receipts (“Excluded Taxes” and Impositions exclusive of Excluded Taxes, “Taxes”). The Lender, each Noteholder (upon becoming a Noteholder) the Agent, each Indemnified Party and the assignee(s), immediately after becoming an Indemnified Party hereunder, of any of such parties are hereby deemed to represent that no such Taxes would be payable under this Security Agreement immediately after the Closing Date or immediately after the related assignment, as applicable. In the event that any withholding or deduction from any payment made by the payor hereunder is required in respect of any Taxes, then such payor shall and shall pay directly to the relevant authority the full amount required to be so withheld or deducted, and shall

(a) promptly forward to the Agent an official receipt or other documentation reasonably satisfactory to the Agent evidencing such payment to such authority; or

(b) pay to the recipient such additional amount or amounts as is necessary to ensure that the net amount actually received by the recipient will equal the full amount such recipient would have received had no such withholding or deduction been required.

Moreover, if any Taxes are directly asserted against any recipient with respect to any payment received by such recipient hereunder, the recipient may pay such Taxes and the payor will promptly pay such additional amounts as shall be necessary in order that the net amount received by the recipient after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such recipient would have received had such Taxes not been asserted.

If the payor fails to pay any Taxes when due to the appropriate taxing authority after having received not less than ten (10) Business Days prior written notice from the recipient of the levy of such Taxes, the payor shall indemnify the recipient for any incremental Taxes, interest, or penalties that may become payable by any recipient as a result of any such failure.

ARTICLE XIII.

ACCOUNTS, ACCOUNTINGS AND RELEASES

Section 13.1 Collection of Money

Each Co-Issuer shall direct that all Collections (other than amounts to be deposited to a related Co-Issuer Prepaid Royalty Account or a related Co-Issuer Priority and Non-Distributable Amounts Account) deposited into such Co-Issuer Collection Accounts are withdrawn on a daily basis and are paid directly to the Issuer Collection Account. The Issuer shall deposit all other revenue it may receive into the Issuer Collection Account within two (2) Business Days after the receipt of such funds. Pending deposit of such funds into the Issuer Collection Account, such funds will be deemed to be held in trust by the Issuer for the benefit of the Agent.

Section 13.2 Issuer Collection Account

The Issuer shall establish with Wilmington Trust Company and Wilmington Trust Company shall maintain a segregated trust account (the “Issuer Collection Account”) which shall be in the name of the Issuer and be subject to a blocked account agreement in favor of the Agent “as secured party on behalf of the Holders of the NexCen Acquisition Notes,” and which shall be in an Eligible Financial Institution, for the receipt of, and there shall be deposited into the Issuer Collection Account, payments to be deposited therein as provided herein. If the bank with which the Issuer Collection Account is maintained ceases to be an Eligible Financial Institution, the Issuer shall transfer the Issuer Collection Account to an account maintained with an Eligible Financial Institution selected by the Issuer and approved by the Agent (unless an Event of Default shall have occurred and not been waived, in which case, such Eligible Financial Institution shall be selected by the Agent). The Issuer Collection Account shall relate solely to the transactions contemplated in this Security Agreement, and funds in such account shall not be commingled with any other monies. Funds on deposit in the Issuer Collection Account shall be invested in Eligible Investments at the written direction of the Issuer. The maximum permissible maturity or, if applicable, the latest redemption date of any Eligible Investments made with amounts on deposit in the Issuer Collection Account shall be not later than the Business Day preceding the next succeeding Payment Date or a Redemption Date, as applicable. All monies deposited from time to time in the Issuer Collection Account pursuant to this Security Agreement shall be part of the related Collateral as herein provided, and shall include all fees received by the Issuer under the Advisory Agreement and all moneys transferred from each Co-Issuer Collection Account pursuant to Section 3.1.1 of each Security Agreement Supplement. Monies in the Issuer Collection Account shall be subject to withdrawals pursuant to this Security Agreement, including Section 14.1 and Section 11.3 of this Security Agreement.

Unless a Default or an Event of Default has occurred and is continuing, the Agent shall not send any notice to Wilmington Trust Company which, under the terms of the related blocked account agreement, shall give the Agent exclusive control over the related accounts.

Section 13.3 Release of Assets

(a) If at any time the Issuer, any Co-Issuer, the Manager or the Agent has actual knowledge that a Release Event with respect to any particular Asset has occurred, the party discovering such event shall notify the other parties.

(b) Upon receipt of notification or upon actual knowledge of a Release Event described in clause (a) of this Section 13.3, and if the Asset DSCR Test is not met, the applicable Co-Issuer shall exercise commercially reasonable efforts to eliminate or otherwise cure such Release Event. If the Asset DSCR Test would be met, then the Asset with respect to which a Release Event has occurred may be released from the Lien of this Security Agreement at any time upon request of the applicable Co-Issuer upon payment by the related Co-Issuers of the Release Price; provided that, immediately after such release, such Asset shall be disposed of by the applicable Co-Issuer to an entity other than the Issuer, any Manager or any other Co-Issuer.

(c) If such Co-Issuer fails or is unable to eliminate or cure the Release Event within fifteen (15) days after the earlier of the date on which such Co-Issuer has actual knowledge of such event or the date on which written notice, specifying in reasonable detail, such event and requiring it to be remedied shall have been given to such Co-Issuer; provided that such Co-Issuer shall have an additional 45 days if such event is susceptible of being cured, then such Co-Issuer shall pay the Release Price of the affected Asset on the Business Day next preceding the Redemption Date next following the expiration of such 60 day period. The Release Price for the release of the affected Asset shall be deposited in the Issuer Collection Account and shall be applied to the redemption of its Note on such Redemption Date in accordance with Section 11.1 of this Security Agreement. The applicable Co-Issuer's obligation to pay any Release Price shall be limited to funds available therefor under this Security Agreement.

(d) So long as no Funding Termination Event would be triggered thereby, the applicable Co-Issuer may, at its option, obtain a release of its Asset(s) from the Lien of this Security Agreement by providing at least 30 days’ prior written notice (the “Co-Issuer’s Notice”) to the Agent setting forth (i) the Asset(s) to be released, (ii) the Redemption Date on which such Asset(s) will be released and (iii) an estimate of the Release Price to be deposited on the Redemption Date specified in such notice. Upon payment to the Issuer Collection Account of the Release Price of such Asset(s) (which shall also be the Redemption Price for the Notes) and completion of the related redemption, the Asset(s) specified in the Co-Issuer’s Notice shall be released from the Lien of this Security Agreement if the Asset DSCR Test is met, provided that immediately after such release, such Asset(s) shall be disposed of by the applicable Co-Issuer to an entity other than the Issuer, any Manager or any other Co-Issuer. The Release Price for the release of such Asset(s) shall be applied to the redemption of such Co-Issuer’s Note on such Redemption Date in accordance with Section 11.1 of this Security Agreement.

Section 13.4 Release of Collateral

(a) The Agent may, and when required by the provisions of Articles XI and XIII of this Security Agreement shall, at the expense of the Issuers, execute instruments supplied to it by the Issuers, to release property from the Lien of this Security Agreement, or convey the Agent’s interest in the same, in a manner and under circumstances which are not in violation of the provisions of this Security Agreement. No party relying upon an instrument executed by the Agent as provided in this Article XII shall be bound to ascertain the Agent’s authority, inquire into the satisfaction of any conditions precedent or see to the application of any monies.

(b) At the written request and expense of the Issuer and the applicable Co-Issuers and upon being supplied by the Issuer and such Co-Issuers with appropriate forms therefor, the Agent shall, at such time as all amounts due under this Security Agreement in connection with a full or partial redemption of such Note Co-Issuers’ Note pursuant to Section 11.1, 11.2 or 13.3 of this Security Agreement have been paid and if such Co-Issuers are entitled to have the Lien of this Security Agreement discharged as to such Co-Issuers’ Assets in accordance with said sections, (i) release the Assets or applicable portion thereof of such Co-Issuers from the Lien of this Security Agreement and promptly deliver all Assets or applicable portion thereof of such Co-Issuers held by it to such Co-Issuers; provided that immediately after such release, such Asset(s) shall be disposed of by the applicable Co-Issuer to an entity other than the Issuer, any Manager or any other Co-Issuer, and (ii) in the case of a redemption in full of such Co-Issuers' Note, release the Lien of this Security Agreement in the equity interests in such Co-Issuers pledged by the Issuer hereunder and the equity interest in any related entity with a purpose substantially similar to the Support Fund; provided that immediately after such release, such Asset(s) shall be disposed of by the applicable Co-Issuer to an entity other than the Issuer, any Manager or any other Co-Issuer; and provided further, that the total Value of the remaining Assets exceeds the Borrowing Base.

ARTICLE XIV.

APPLICATION OF MONIES

Section 14.1 Disbursements of Monies out of the Issuer Collection Account

(a) On each Payment Date, prior to a Deal Rapid Amortization Event, Wilmington Trust Company, shall, pursuant to the Manager Report (or if one is not timely provided, then at the direction of the Agent), withdraw funds from the Issuer Collection Account, and pay the following amounts from such funds in the following order of priority, in all cases to the extent of the Distributable Cash in the Issuer Collection Account on such Payment Date:

(i)
to the appropriate financial institutions, all fees and expenses charged in connection with its maintenance of the Issuer Collection Account, all Co-Issuer Collection Accounts and any other accounts provided for under the Transaction Documents not to exceed $20,000.00 per annum;

(ii)	to the Manager, the Management Fee and, to the extent not previously distributed, the Management Fee due on each prior Payment Date;

(iii)
to the Agent for distribution to the Noteholders, payment of all indemnity payments and reasonable out-of-pocket costs and expenses incurred in connection with the enforcement of its rights hereunder or under the Notes, ratably, without preference or priority of any kind;

(iv)
to the Agent for distribution to the Noteholders, interest accrued on the Notes for the related Interest Period plus any accrued interest thereon remaining unpaid from any previous Interest Period, and interest on such overdue interest to the date such payment is made, at the Note Interest Rate, but only to the extent that payment of such interest on interest shall be legally enforceable;

(v)
to the Agent for distribution to the Noteholders, the Note Principal Payment for such Payment Date in reduction of the Note Principal Balance of the Notes; provided that, if a Note Co-Issuer Rapid Amortization Event has occurred, all remaining Distributable Cash allocable to such Note Co-Issuer shall be distributed to the Noteholders until the Outstanding Note Balance of such Note Co-Issuer's Note has been paid in full;

(vi)
to the Issuer, payment of all reasonable costs and expenses incurred by any Co-Issuer, including legal expenses in connection with the enforcement of its rights directly incurred by any such Co-Issuer;

(vii)	to any Hedge Counterparty, all amounts due pursuant to the related Hedge Agreement;

(viii)	to each Indemnified Party, pro rata, any Secured Obligations (not otherwise provided for specifically above) owed to it;

(ix)	to the Issuer, the fee due it pursuant to the Advisory Agreement;

(x)
to the Manager, the Incentive Manager Fee in an amount equal to the sum of (1) 50% of the first $500,000 and (2) 75% of each $1.00 above $500,000 of Distributable Cash available after the distributions are made pursuant to clauses (i)-(ix) above, plus any amount to which the Manager is entitled pursuant to the provisions of Section 2.2 of the applicable Management Agreement;

(xi)	to the Manager, an amount sufficient to reimburse the Manager for any advertising expenses incurred by it on behalf of a Co-Issuer and not previously reimbursed hereunder;

(xii)	to the Manager, the Issuer Management Fee and, to the extent not previously distributed, the Issuer Management Fee due on each prior Payment Date; and

(xiii)	to the Issuer or such party as the Issuer may direct, all remaining Distributable Cash.

(b) On each Redemption Date, prior to a Deal Rapid Amortization Event, Wilmington Trust Company shall withdraw from the Issuer Collection Account an amount equal to the Redemption Price and pay such amount to the Agent for distribution to the Noteholders.

(c) The foregoing provisions of this Section 14.1 notwithstanding, any monies deposited in the Issuer Collection Account for purposes of redeeming Notes pursuant to Article XI shall, subject to Section 12.1, remain in the Issuer Collection Account until paid for the purpose of such redemption.

(d) On each Payment Date, subsequent to a Deal Rapid Amortization Event, Wilmington Trust Company, shall, upon direction of the Agent withdraw funds from the Issuer Collection Account and pay the following amounts from such funds in the following order of priority in all cases to the extent of the remaining Distributable Cash in the Issuer Collection Account on such Payment Date:

(i)
to the appropriate financial institutions, all fees and expenses charged in connection with its maintenance of the Issuer Collection Account, all Co-Issuer Collection Accounts and any other accounts provided for under the Transaction Documents not to exceed $20,000.00 per annum;

(ii)	to the Manager, the Management Fee and, to the extent not previously distributed, the Management Fee due on each prior Payment Date;

(iii)
to the Agent for distribution to the Noteholders, payment of all indemnity payments and reasonable costs and expenses incurred in connection with the enforcement of its rights hereunder or under the Notes, ratably, without preference or priority of any kind;

(iv)
to the Agent for distribution to the Noteholders, interest accrued on the Notes for the related Interest Period plus any accrued interest thereon remaining unpaid from any previous Interest Period, and interest on such overdue interest to the date such payment is made, at the Note Interest Rate, but only to the extent that payment of such interest on interest shall be legally enforceable;

(v)	to the Agent for distribution to the Noteholders, the Note Principal Payment for such Payment Date in reduction of the Note Principal Balance of the Notes;

(vi)	to the Agent for distribution to the Noteholders, all remaining Distributable Cash until the Outstanding Note Balance has been paid in full;

(vii)	to any Hedge Counterparty, all amounts due pursuant to the related Hedge Agreement;

(viii)	to each Indemnified Party, pro rata, any Secured Obligations (not otherwise provided for specifically above) owed to it;

(ix)	to the Issuer, payment of all reasonable costs and expenses incurred by any Co-Issuer relating to legal expenses in connection with the enforcement of its rights directly incurred by such Co-Issuer;

(x)	to the Issuer, the fee due it pursuant to the Advisory Agreement;

(xi)
to the Manager, the Incentive Manager Fee in an amount equal to the sum of (1) 50% of the first $500,000 and (2) 75% of each $1.00 above $500,000 of Distributable Cash available after the distributions are made pursuant to clauses (i)-(x) above, plus any amount to which the Manager is entitled pursuant to the provisions of Section 2.2 of the applicable Management Agreement;

(xii)	to the Manager, an amount sufficient to reimburse the Manager for any advertising expenses incurred by it on behalf of a Co-Issuer and not previously reimbursed hereunder; and

(xiii)	to the Manager, the Issuer Management Fee and, to the extent not previously distributed, the Issuer Management Fee due on each prior Payment Date; and

(xiv)	to the Issuer or such party as the Issuer may direct, all remaining Distributable Cash.

Section 14.2 Eligible Investments

Upon an Issuer Order, the Manager shall cause Wilmington Trust Company to invest the funds in the Issuer Collection Account, in Eligible Investments. In the event, at the close of each Business Day, the Agent has not received an Issuer Order, or is not in possession of a standing Issuer Order, the Agent may cause investment of such funds in the type of Eligible Investment specified in clause (i) or clause (v) of the definition of Eligible Investments. No Eligible Investment shall mature later than the Business Day preceding the next following Payment Date.

The Agent shall not be liable for any loss incurred on any funds invested in Eligible Investments pursuant to the provisions of this Section 14.2.

ARTICLE XV.

ASSIGNMENTS AND PARTICIPATIONS

Section 15.1 Assignments and Participations.

(a) The Lender, in its capacity as Noteholder under the Security Agreement, hereby covenants and agrees that it will not sell, assign or convey any interest in any of the Notes (except as provided in paragraph (b) below) without the prior written approval of the Issuer not to be unreasonably withheld; provided that, no approval is necessary in the event that a Funding Termination Event has occurred and is continuing.

(b) The Lender may, at any time, without consent of the Issuer, sell or assign to one or more Eligible Transferees (a “Participant”) participating interests in the commitment of the Lender to advance a Borrowing (or any portion thereof), and the other rights and interests of the Lender hereunder and under the other Transaction Documents. All other participations (i.e. other than to an Eligible Transferee) shall require the written consent of the Issuer and shall be subject to the following: (i) the Lender shall remain the Lender and sole Noteholder for all purposes of this Agreement and the other Transaction Documents and the Participant receiving the participating interest and the other rights and interests of the Lender hereunder shall not constitute a “Lender” or “Noteholder” hereunder or under the other Transaction Documents and the Lender’s obligations under this Agreement shall remain unchanged, (ii) the Lender shall remain solely responsible for the performance of such obligations, (iii) the Issuer and the Agent shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations under this Agreement and the other Transaction Documents, (iv) the Lender shall not transfer or grant any participating interest under which the Participant has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Transaction Document, and (v) all amounts payable by the Issuers hereunder shall be determined as if the Lender had not sold such participation. The rights of any Participant only shall be derivative through the Lender and no Participant shall have any rights under this Agreement or the other Transaction Documents or any direct rights as to the Issuers, the Agent or the Collateral. The Participant shall have the right to participate directly in the making of decisions by the Lender and the other Participants among themselves.

IN WITNESS WHEREOF, the Issuer and the Agent have caused this Security Agreement to be duly executed by their respective officers thereunto duly authorized and their respective seals, duly attested, to be hereunto affixed, all as of the day and year first above written.

NEXCEN ACQUISITION CORP., as Issuer

By:	/s/
Name:
Title:

BTMU CAPITAL CORPORATION, as Agent

Date:	By:	/s/
Name:
Title:

APPENDIX A

STANDARD DEFINITIONS

STANDARD DEFINITIONS

Accounting terms used and not otherwise defined herein or in the Transaction Documents shall be interpreted in accordance with GAAP in effect in the United States from time to time. References to any agreement include such agreement as it may be amended, modified, supplemented or restated from time to time pursuant to its terms.

“Act” or “Act of Noteholders”: The meaning ascribed thereto in Section 1.2 of the Security Agreement.

“Adverse Claim”: Any Lien other than the interests created under the Security Agreement or any other Transaction Document in favor of the Agent.

“Advisory Agreement”: That certain agreement between NexCen Acquisition Co. and NexCen Brands pursuant to which NexCen Acquisition Co. provides certain advisory services to NexCen Brands.

“Affiliate”: With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent”: BTMU Capital Corporation.

“Applicable Law”: In respect of any Person, all provisions of constitutions, statutes, rules, regulations and orders of Governmental Authorities applicable to such Person, and all orders and decrees of all courts and arbitrators in proceedings or actions to which the Person in question is a party.

“Asset DSCR Test”: With respect to any Asset that is the subject of a Release Event, the conclusion that the DSCR as of the most recent Payment Date calculated by the Manager without regard to such Asset is equal to or greater than 1.15:1.00 as confirmed in the most recent Manager Report and accepted by the Agent.

“Asset Purchase Agreement”: That certain Equity Interest and Asset Purchase Agreement, dated as of August 21, 2006 by and among NexCen Brands, NexCen Acquisition Co., NexCen Franchise Management, Inc., Athlete's Foot Marketing Associates, LLC, Athlete's Foot Brands, LLC, Support Fund, Robert J. Corliss, Donald Camacho, Timothy Brannon, and Martin Amschler

“Assets”: All of the following:

(i) all Trademarks;

(ii) all Licenses;

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(iii) all Other Intellectual Property;

(iv) all Related Rights;

(v) all royalties, license fees, franchise payments and all other rights to the payment of money under the Licenses;

(vi) all equity interests in any Co-Issuer;

(vii) all other revenues collected with respect to the IP Businesses of the Co-Issuers; and

(viii) any of the foregoing acquired by any Co-Issuer after a Funding Date;

provided, however that any Priority and Non-Distributable Amounts shall not be an "Asset".

“Authorized Signatory”: With respect to the Issuer or any Co-Issuer, any one of the President, the Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary.

“Available Borrowing Amount”: As of any date of determination, the Maximum Facility Balance minus the Outstanding Note Balance on such date.

“Bankruptcy Code”: Title 11, United States Code, as amended from time to time, and any successor statute thereto.

“Base Rate”: LIBOR.

“Benefit Plan”: An “employee benefit plan” as defined in Section 3(3) of ERISA, or any other “plan” as defined in Section 4975(e)(1) of the Code, that is subject to the prohibited transaction rules of ERISA or of Section 4975 of the Code or any plan that is subject to any substantially similar provision of federal, state or local law.

“Board of Directors”: The board of directors of a Person or any duly authorized committee of that Board.

“Board Resolution”: A copy of a resolution certified by the Secretary or an Assistant Secretary of the Issuer or a Co-Issuer to have been duly adopted by its Board of Directors and to be in full force and effect on the date of such certification.

“Borrowing”: An advance made to a Co-Issuer pursuant to the terms and conditions of the Security Agreement, the related Security Agreement Supplement, the Note Funding Agreement and the related Joinder Supplement.

“Borrowing Base”: On any date of determination, an amount equal to the product of the Borrowing Base Percentage and the Value of the Assets pledged and to be pledged under the Security Agreement pursuant to a Security Agreement Supplement, but in no event shall the Borrowing Base exceed $150,000,000.

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“Borrowing Base Percentage”: 60%.

“Borrowing Notice”: The meaning specified in Section 2.1(c) of the Note Funding Agreement.

“Brand Manager”: The wholly-owned subsidiary of NexCen Brands that manages the assets of the Brand Subsidiary Borrowers pursuant to Brand Management Agreements.

“Brand Management Agreements”: Those certain management agreements between the Brand Manager and the Brand Subsidiary Borrowers, satisfactory to the Agent.

“Brand Management Fee”: With respect to each Payment Date and each applicable Co-Issuer, and subject to the provisions of Section 2.2 of the applicable Management Agreement, an amount not to exceed the lesser of the sum for each Co-Issuer of (a) the actual Manager Costs incurred by the Brand Manager for such Co-Issuer for the immediately preceding Collection Period and (b) the revenues received from such Co-Issuer during such Collection Period and deposited to the Issuer Collection Account pursuant to Section 3.1.1 of the applicable Security Agreement Supplement multiplied by that Management Fee Percentage for such Co-Issuer as specified in Section 2.1 of the relevant Security Agreement Supplement; provided, however, that prior to the occurrence of a Manager Event of Default or a Manager Qualification Event (or an event which but for the giving of notice and/or lapse of time would result in a Manager Event of Default or Manager Qualification Event) with respect to any applicable Co-Issuer, the revenues received from such Co-Issuer during such Collection Period and deposited to the Issuer Collection Account pursuant to Section 3.1.1 of the applicable Security Agreement Supplement multiplied by that Management Fee Percentage for such Co-Issuer as specified in Section 2.1 of the relevant Security Agreement Supplement shall be the amount paid to the Brand Manager as its Brand Management Fee, subject to adjustment as necessary to result in the proper Brand Management Fee ultimately being paid in accordance with Section 2.2 of the applicable Management Agreement.

“Brand Subsidiary Borrower”: An Eligible Borrower which has as its primary business purpose the licensing of branded consumer products.

“BTM Trust Company”: Bank of Tokyo-Mitsubishi Trust Company.

“Business Day”: Any day that is not (i) a Saturday, or Sunday or (ii) any other day on which commercial banking institutions in the State of New York or the State of Delaware are authorized or obligated by law or executive order to be closed.

“Change of Control”: Any Person or group of Persons acting in concert acquires more than 50% of the voting rights of a Person’s share capital or holds the power to control the appointment of removal of the majority of directors of the Person.

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“Change of Management Event”: An event or series of events by which Robert D'Loren is no longer (i) either President and Chief Executive Officer or Chairman of NexCen Brands and (ii) a Director of NexCen Brands, and a replacement satisfactory to the Agent has not been named within 120 days of such event.

“Closing Date”: March 12, 2007.

“Code”: The Internal Revenue Code of 1986, as amended.

“Co-Issuers”: All Subsidiary Borrowers that become parties to the Security Agreement by entering into a Security Agreement Supplement and to the Note Funding Agreement by entering into a Joinder Supplement.

“Co-Issuer Collection Accounts”: The trust account or accounts established and maintained by a Co-Issuer as such pursuant to the related Security Agreement Supplement.

“Co-Issuer Lockbox Accounts”: The trust account or accounts established and maintained by a Co-Issuer as such pursuant to the related Security Agreement Supplement.

“Co-Issuer's Notice”: Shall have the meaning given to such term in Section 13.3(d) of the Security Agreement.

“Co-Issuer Prepaid Royalty Accounts”: The trust account or accounts established and maintained by a Co-Issuer as such pursuant to Article III of the related Security Agreement Supplement.

“Co-Issuer Priority and Non-Distributable Amounts Accounts”: The trust account or accounts established and maintained by a Co-Issuer as such pursuant to the related Security Agreement Supplement.

“Collateral”: The meaning ascribed thereto in granting clauses of the Security Agreement.

“Collection Period”: With respect to any Payment Date, the three calendar months preceding such Payment Date; provided, that with respect to the first Payment Date following a Funding Date for a Note, the Collection Period will be the period from and including the Funding Date for such Note to and including the date specified in the related Security Agreement Supplement.

“Collection Period Revenues”: With respect to any Payment Date and the prior Collection Period, an amount equal to the Distributable Cash less the amount referred to in clause (i) of the definition of such term.

“Collections”: All amounts received in connection with the Assets.

“Contract”: Any contract, indenture, security agreement, mortgage, deed of trust, note, instrument, lease, license, arrangement or other agreement, whether oral or written, to which the Issuer or any Co-Issuer may become a party or by which the Issuer or any Co-Issuer or any of their assets or properties may be bound, including the Licenses, as the same may have been amended, modified, replaced and/or supplemented from time to time.

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“Contribution Agreement”: That certain contribution agreement by and between NexCen Acquisition Co. and NexCen Brands dated as of March 12, 2007, and relating to the acquisition of Athlete's Foot Brands, LLC.

“Copyrights”: The meaning given to such term in Section 1.6 of the Security Agreement Supplement.

“Covered Jurisdictions”: Collectively, the United States of America, Canada and any other jurisdiction needed to meet the proviso hereof (the “First Stage Covered Jurisdictions”); provided, however, that in no event shall the First Stage Covered Jurisdictions be less in the aggregate than 85% of the Value of Assets pledged hereunder by the Co-Issuers (the Territory other than the First Stage Covered Jurisdictions being the “Second Stage Covered Jurisdictions”).

“Deal Rapid Amortization Event”: The occurrence of any of the following: (i) the Issuers Minimum DSCR Test is not satisfied; (ii) a Manager Qualification Event; (iii) a Change of Management Event; or (iv) an Event of Default, provided, that with respect to clause (i), a Deal Rapid Amortization Event shall cease to exist if the Issuers Minimum DSCR Test is subsequently satisfied for two consecutive Payment Dates.

“Debt Service Amount”: With respect to any Payment Date, the aggregate amount payable pursuant to Sections 14.1(a)(iv) and (v) of the Security Agreement on such Payment Date whether or not Distributable Cash is sufficient to make such distribution; provided however, that for any Note of a Co-Issuer in respect of which the first four payments have not yet been made, the amount payable for purposes of this definition shall be the amount due on the fifth Payment Date after the date of issuance of such Note.

“Default”: Any occurrence which is, or with notice or the lapse of time or both would become, an Event of Default.

“Default Rate”: The Base Rate plus 4.5% (to the extent allowed by law).

“Determination Date”: The tenth day after the end of each Collection Period.

“Distributable Cash”: With respect to any Collection Period, the sum of (i) the balance, if any, in the Issuer Collection Account at the beginning of the applicable Collection Period, (ii) all deposits (excluding any Priority and Non-Distributable Amounts) to the Issuer Collection Account during the applicable Collection Period (other than amounts specifically deposited for purposes of effecting a full or partial redemption of one or more Notes), (iii) any interest earned on balances in the Issuer Collection Account during the applicable Collection Period, and (iv) revenues received during such Collection Period by the Issuer pursuant to the Advisory Agreement with NexCen Brands.

“Dollars” or “$”: Lawful currency of the United States of America.

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“DSCR”: With respect to any Payment Date, the ratio of the Rolling 6 Month Revenue to the Debt Service Amounts for such Payment Date and the most recently preceding Payment Date.

“Eligible Borrower”: Any entity that (i) is a wholly-owned subsidiary of the Issuer or a Co-Issuer; (ii) is a bankruptcy remote, special purpose entity; and (iii) has duly executed a Security Agreement Supplement.

“Eligible Financial Institution”: A depository institution that (a) has a combined capital and surplus of at least $100,000,000, (b) is subject to supervision or examination by Federal or state banking authority and subject to regulations substantially similar to 12 C.F.R. Section 9.10(b), (c) has an office within the United States of America, (d) is not affiliated (as such term is defined in Rule 405 under the 1933 Act) with the Issuer or any Co-Issuer or with any Person involved in the organization or operation of the Issuer or any Co-Issuer and (e) has a short-term rating of P-1 from Moody’s Investors Service, Inc. (“Moody's”) or an equivalent rating from a Rating Agency or if no short-term rating exists, has long-term debt with at least an “A2” rating from Moody’s or an equivalent rating from a Rating Agency or otherwise acceptable to the Noteholders and the deposits of which are insured to the full extent permitted by law by the FDIC and which has trust power and is organized under the laws of the United States of America or any state thereof. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this definition, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

“Eligible Investments”: Any and all of the following:

(i) obligations of, or guaranteed as to principal and interest by, the United States or any agency or instrumentality thereof which are backed by the full faith and credit of the United States;

(ii) certificates of deposit and time and demand deposits and bankers acceptances having original maturities of no more than 365 days of any bank or trust company incorporated under the laws of the United States or any state, provided that the long term debt obligations of such bank or trust company (or parent holding company thereof), at the date of acquisition thereof have received a credit rating in one of the two highest rating categories of a Rating Agency;

(iii) commercial paper of any Person incorporated under the laws of the United States or any state thereof having original maturities of not more than 180 days which on the date of acquisition has a credit rating in the highest rating category for commercial paper of a Rating Agency;

(iv) money market mutual funds registered under the Investment Company Act of 1940, as amended, having a credit rating, at the time of such investment in the highest rating category of a Rating Agency; and

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(v) bonds or other obligations having a short term unsecured debt rating in one of the two the highest rating categories of a Rating Agency and having a long term debt rating in the highest rating category of a Rating Agency issued by, or by authority of, any state of the United States, any territory or possession of the United States, including the Commonwealth of Puerto Rico and agencies thereof, or any political subdivision of any of the foregoing.

“Eligible Transferee”:  Any Indemnified Party, any Noteholder and any commercial paper issuer administered or sponsored by the Agent or any of its Affiliates.

“Enhancement Agreement”: Any agreement between the Lender and any other Person(s), entered into to provide credit enhancement to the Lender’s commercial paper facility.

“Enhancement Provider”: Any Person providing credit support to the Lender under an Enhancement Agreement, including pursuant to an unfunded commitment, or any similar entity with respect to any permitted assignee of the Lender.

“ERISA”: The Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate”: Any NexCen Entity or any other Person that, together with the NexCen Entity, would be treated as a single employer under Section 414 of the Code.

“ERISA Event”: With respect to any NexCen Entity Plan: (a) a “reportable event” within the meaning of Section 4043 of ERISA and the regulations issued thereunder (other than an event as to which the 30-day notice period is waived by regulation); (b) the failure to satisfy the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, whether or not waived; (c) the failure to make by its due date a required contribution under Section 412(m) of the Code (or Section 430(j) of the Code, as amended by the Pension Protection Act of 2006); (d) the failure to make any required contribution to a Multiemployer Plan; (e) the filing pursuant to Section 412 of the Code of an application for a waiver of the minimum funding standard; (f) the provision by the administrator of any NexCen Entity Plan pursuant to Section 4041(a)(2) of ERISA of a notice of intent to terminate such NexCen Entity Plan in a standard termination described in Section 4041(b) of ERISA or a distress termination described in Section 4041(c) of ERISA; (d) the complete or partial withdrawal by the Issuer, any Co-Issuer or any Support Fund, or any ERISA Affiliate, from any NexCen Entity Plan with two or more contributing sponsors or the termination of any such NexCen Entity Plan, in each case, which results in liability pursuant to Section 4063 or 4064 of ERISA; (e) formal written notice from the PBGC of its intent to commence proceedings to terminate any NexCen Entity Plan; (f) the imposition of liability on the Issuer, any Co-Issuer or any Support Fund or any ERISA Affiliate, pursuant to Section 4062(e) or 4069 of ERISA or by reason of the application of Section 4212(c) of ERISA; (g) the assertion of a material claim (other than routine claims for benefits ) against such NexCen Entity Plan or the assets thereof, or against the Issuer, any Co-Issuer or any Support Fund or any ERISA Affiliate, in connection with such NexCen Entity Plan; (h) with respect to any NexCen Entity Plan that is intended to be qualified under Section 401(a) of the Code, the receipt from the Internal Revenue Service of notice of the failure of such NexCen Entity Plan to qualify under Section 401(a) of the Code or the failure of any trust forming part of such NexCen Entity Plan to qualify for exemption from taxation under Section 501(a) of the Code; (i) the imposition of a lien in favor of the PBGC, or a NexCen Entity Plan pursuant to Section 401(a)(29) or Section 412(n) of the Code or pursuant to ERISA; or (j) the complete or partial withdrawal by the Issuer, any Co-Issuer any Support Fund or any ERISA Affiliate from any Multiemployer Plan that has resulted or could reasonably be expected to result in material liability under ERISA.

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“Event of Default”: When used in connection with the Security Agreement, an Event of Default described in Section 6.1 thereof.

“Extraordinary Optional Redemption”: A redemption of all Outstanding Notes at the option of the Issuer on the Redemption Date referred to in Section 11.1(2) of the Security Agreement.

“Excluded Taxes”: The meaning given to such term in Section 12.16 of the Security Agreement.

“Facility Termination Date”: The date on which the Lender shall make no further advances to any Co-Issuer pursuant to Section 2.3 of the Note Funding Agreement.

“FATF”: The meaning given to such term in Section 12.9(aa) of the Security Agreement.

“FDIC”: The Federal Deposit Insurance Corporation, or any successor thereof.

“Federal Bankruptcy Code”: The U.S. Bankruptcy Code of 1978, as amended.

“First Stage Covered Jurisdictions”: The meaning given to that term in the definition of Covered Jurisdictions.

“Foreign IP Assets”: The meaning given to that term in Section 12.3(c) of the Security Agreement.

“Foreign Person”: A Person not organized under the laws of the United States or any state thereof.

“Franchise Fee Refunds”: Franchise fees previously received by a Co-Issuer and returned to the applicable franchisee in the event that such franchisee is entitled to a refund of the same under the provisions of such franchisee's applicable license agreement.

“Franchise Management Agreements”: Those certain management agreements, entered into by and between the Franchise Manager and the Franchise Subsidiary Borrowers, satisfactory to the Agent.

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“Franchise Management Fee”: With respect to each Payment Date and each applicable Co-Issuer, and subject to the provisions of Section 2.2 of the applicable Management Agreement, an amount not to exceed the lesser of the sum for each Co-Issuer of (a) the actual Manager Costs incurred by the Franchise Manager for such Co-Issuer for the immediately preceding Collection Period and (b) the revenues received from such Co-Issuer during such Collection Period and deposited to the Issuer Collection Account pursuant to Section 3.1.1 of the applicable Security Agreement Supplement multiplied by that Management Fee Percentage for such Co-Issuer as specified in Section 2.1 of the relevant Security Agreement Supplement; provided, however, that prior to the occurrence of a Manager Event of Default or a Manager Qualification Event (or an event which but for the giving of notice and/or lapse of time would result in a Manager Event of Default or Manager Qualification Event) with respect to any applicable Co-Issuer, the revenues received from such Co-Issuer during such Collection Period and deposited to the Issuer Collection Account pursuant to Section 3.1.1 of the applicable Security Agreement Supplement multiplied by that Management Fee Percentage for such Co-Issuer as specified in Section 2.1 of the relevant Security Agreement Supplement shall be the amount paid to the Franchise Manager as its Franchise Management Fee, subject to adjustment as necessary to result in the proper Franchise Management Fee ultimately being paid in accordance with Section 2.2 of the applicable Management Agreement.

“Franchise Manager”: The wholly-owned subsidiary of NexCen Brands that manages the assets of the Franchise Subsidiary Borrowers pursuant to management agreements satisfactory to the Agent.

“Franchise Subsidiary Borrower”: An Eligible Borrower which has as its primary business purpose the franchising of consumer goods and/or services to others engaged in retail sales of such goods and/or services.

“Funding Date”: Each date on which a Co-Issuer shall make a Borrowing pursuant to the Security Agreement, the related Security Agreement Supplement, the Note Funding Agreement and the Joinder Supplement.

“Funding Termination Event”: The earlier to occur of an Event of Default and a Deal Rapid Amortization Event.

“GAAP”: Generally accepted accounting principles in the United States of America in effect from time to time.

“Governmental Authority”: Any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Government Securities”: The securities described in clause (i) of the definition of the term “Eligible Investments”.

“Grant”: To grant, bargain, sell, warrant, alienate, remise, release, convey, assign, transfer, mortgage, pledge, create and grant a security interest in and right of set-off against, deposit, set over and confirm. A Grant of a License or of any other instrument shall include all rights, powers and options (but none of the obligations) of the Granting party thereunder, including, without limitation, the immediate and continuing right to claim, collect, receive and receipt for payments in respect of a License or any other payment due thereunder, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the Granting party or otherwise, and generally to do and receive anything which the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

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“Hedge Agreement”: The interest rate cap agreement(s) entered into by the Issuers on each Funding Date in accordance with Section 6.14 of the Note Funding Agreement.

“Incentive Management Fee”: The amount described in Section 14.1(a)(x) or Section 14.1(d)(xi) of the Security Agreement, as applicable.

“Indebtedness”: Of any Person, without duplication, (a) any obligation for borrowed money, including, (i) any obligation incurred through the issuance and sale of bonds, debentures, notes or other similar debt instruments and (ii) any obligation for borrowed money which is non-recourse to the credit of the Person but which is secured by any assets of such Person, (b) any obligation of such Person on account of deposits or advances with the exception of the Obligor Rebate Amount and Franchise Fee Refunds, (c) any obligation of such Person for the deferred purchase price of any property or services, except accounts payable arising in the ordinary course of such Person's business, (d) any obligation of such Person as lessee under a capital lease, other than capital leases and real property leases entered into in the ordinary course of business, (e) any obligation of such Person or of another secured by a lien on any asset of such Person, whether or not such obligation is assumed by such Person, (f) any obligation in respect of interest rate or foreign exchange hedging agreement and (g) guarantees of any of the above by any Person.

“Indemnified Amounts”: The meaning given to such term in Section 12.13 of the Security Agreement.

“Indemnified Party”: The Lender, Program Administrator, any Enhancement Provider and any Liquidity Provider.

“Indemnity Agreement”: That certain indemnity agreement by and between NexCen Brands and Athlete's Foot Brands, LLC.

“Independent”: When used with respect to any specified Person, means another Person who (1) is in fact independent of the Issuer, any Co-Issuer or any Affiliate of the Issuer or any Co-Issuer, (2) does not have any direct financial interest or any material indirect financial interest in the Issuer, any Co-Issuer or in any Affiliate of the Issuer or any Co-Issuer and (3) is not connected with the Issuer or any Co-Issuer as an officer, employee, shareholder, debt-holder, promoter, underwriter, trustee, partner, director or person performing similar functions.

“Independent Director”: A natural person who, for the five-year period prior to his or her appointment as Independent Director has not been, and during the continuation of his or her service as Independent Director is not: (i) an employee, director, stockholder, member, manager, partner or officer of the Issuer or any Co-Issuer or any of its Affiliates (other than his or her service as an Independent Director of the Issuer or any Co-Issuer); (ii) a customer or supplier of the Issuer or any Co-Issuer or any of its Affiliates (other than his or her service as an Independent Director of the Issuer or any Co-Issuer); or (iii) any member of the immediate family of a person described in (i) or (ii).

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“Individual Asset”: With respect to the Assets of a Co-Issuer, a contract category that is separately identified on Schedule III to the related Security Agreement Supplement.

“Initial Asset Value”: With respect to the Assets of a Co-Issuer, for each Individual Asset, the Value of the Asset as of the applicable Funding Date, as determined by the Manager, satisfactory to the Agent, as set forth opposite such Asset on Schedule III to the related Security Agreement Supplement.

“Initial Interest Period”: With respect to any Note and the applicable Initial Payment Date, the period commencing on and including the related Funding Date to and including the day immediately preceding the applicable Initial Payment Date.

“Initial Note Principal Balance”: With respect to each Note, the initial principal balance of such Note, which equals the amount of the related Borrowing.

“Initial Payment Date”: With respect to any Note, the date specified in the related Security Agreement Supplement.

“Intellectual Property”: The meaning given to such term in Section 1.6 of the Security Agreement Supplement.

“Interest Distribution Amount”: With respect to any Payment Date, the sum of (i) interest accrued on the Notes during the related Interest Period at the Note Interest Rate and (ii) the amount of unpaid Interest Distribution Amounts from prior Payment Dates for the Notes, plus, to the extent permitted by Applicable Law, interest on such unpaid amount at the Note Interest Rate. The Interest Distribution Amount shall be calculated on an actual/360 basis.

“Interest Period”: With respect to any Note and as to any Payment Date, the period from and including the immediately preceding Payment Date (or, in the case of the applicable first Payment Date, from and including the Funding Date) to and including the day immediately preceding such Payment Date.

“Investment Company Act”: The Investment Company Act of 1940, as amended.

“IP Businesses”: Intellectual property-centric businesses, including consumer branded products and franchise businesses.

“Issue Date”: With respect to any Note, the issue date indicated on such Note.

“Issuer”: NexCen Acquisition Corp., its permitted successors and permitted assigns.

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“Issuer Collection Account”: The trust account or accounts established and maintained by the Issuer for the benefit of the Agent as such pursuant to Section 13.2 of the Security Agreement.

“Issuer Management Agreement”: That certain management agreement, dated as of March 12, 2007, by and between the Issuer and the Manager.

“Issuer Management Fee”: Shall have the meaning given to such term in Section 2.2 of the Issuer Management Agreement.

“Issuer Manager”: The wholly-owned subsidiary of NexCen Brands that manages the assets of the Issuer pursuant to the Issuer Management Agreement.

“Issuer Order”: A written order or request signed in the name of the Issuer or a Co-Issuer by any two of its Authorized Signatories and delivered to the Agent.

“Issuers”: The Issuer and Co-Issuers, collectively.

“Issuers Combined DSCR Test”: In respect of all Issuers, a test that is satisfied if the DSCR is at least 1.25:1.00.

“Issuers Minimum DSCR Test”: In respect of all Issuers, a test that is satisfied if the DSCR is at least 1.15:1.00

“Joinder Supplement”: Shall have the meaning given to such term in Section 2.4 of the Note Funding Agreement.

“Law”: Any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree, judgment, award or similar item of or by a Governmental Authority or any interpretation, implementation or application thereof.

“Lender”: Victory Receivables Corporation.

“LIBOR”: A rate to be determined for any Payment Date on the second business day prior to commencement of the related Interest Period (each such date, an “Interest Determination Date”) in accordance with the following terms. The Agent will determine LIBOR for such Interest Period on the basis of the offered rates of the Reference Banks for three-month U.S. dollar deposits, as such rates appear on the Telerate Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date.

As used in this definition of LIBOR: “business day” means a day on which banks are open for dealing in foreign currency and exchange in London and New York City; “Telerate Page 3750” means the display page currently so designated on the Dow Jones Telerate Service (or such other page as may replace the Telerate Page 3750 page on that service for the purpose of displaying London interbank offered rates of major bank(s); and “Reference Banks” means leading banks selected by the Agent and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Telerate Page 3750 on the Interest Determination Date in question, and (iii) which have been designated as such by the Agent.

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On each Interest Determination Date, LIBOR for the applicable Interest Period will be established by the Agent as follows:

(a) If, on such Interest Determination Date, two or more Reference Banks provide such offered quotations, LIBOR for the related Interest Period shall be the arithmetic mean of such offered quotations (rounded upwards, if necessary, to the nearest whole multiple of 0.0001%).

(b) If, on such Interest Determination Date, fewer than two Reference Banks provide such offered quotations, LIBOR for the related Interest Period shall be the higher of (x) LIBOR as determined on the previous Interest Determination Date and (y) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0001%) of the three-month U.S. dollar lending rates that three New York City banks selected by the Agent are quoting at approximately 11:00 a.m. (New York City time) on the relevant Interest Determination Date to leading European banks.

The establishment of LIBOR on each Interest Determination Date by the Agent and the Agent’s calculation of the rate of interest applicable to the Notes for the related Interest Period shall (in the absence of manifest error) be final and binding.

“License Income”: Any and all forms of income, proceeds or compensation, exclusive of any Priority and Non-Distributable Amounts, whether cash or other, paid on account of or in respect of any of the Licenses, provided, however, that any compensation received in any form other than cash or negotiable instruments shall not be deemed received until the same has been converted to cash.

“Licenses”: At any time and from time to time, the licenses, franchise agreements, area development agreements, operating agreements, or other agreements for the exploitation of the Trademarks identified on Schedule II to each Security Agreement Supplement and any other licenses of trademarks to which the related Co-Issuer shall be a party as licensor, together with any extension, modification, renewal or replacement of any such agreement.

“Lien”: Any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute or contract, whether or not such interest shall be recorded or perfected and whether or not such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, and including the lien or security interest arising from a mortgage, encumbrance, pledge, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment or bailment for security purposes.

“Liquidation Proceeds”: The proceeds received by the Agent upon and in connection with the enforcement of any element of the Collateral as to which a default or breach has occurred, all in accordance with the Security Agreement.

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“Liquidity Agreement”: Any agreement entered into, directly or indirectly, in connection with or related to, the Security Agreement pursuant to which any Person agrees to make loans or advances to, or purchase from, the Lender in order to provide liquidity for the Lender’s commercial paper notes or other senior.

“Liquidity Provider”: The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch and any other lender or liquidity provider that is at any time party to a Liquidity Agreement or any successor or assign of such lender or liquidity provider or any similar entity with respect to any permitted assignee of the Lender.

“Majority Holders”: The meaning described thereto in Section 1.2(a) of the Security Agreement.

“Manage”: With respect to any specified property, to lease, license, renew, extend, advertise, exploit, promote, market, publicize, maintain quality control, settle, compromise, collect, enforce or otherwise deal with such property.

“Management Agreement”: The Issuer Management Agreement, Brand Management Agreement and/or the Franchise Management Agreement, as the context may require.

“Management Fee”: Either Brand Management Fee or the Franchise Management Fee, as applicable.

“Management Services”: The meaning ascribed to such term in Section 2.1(a) of any Management Agreement.

“Manager”: The Franchise Manager, the Brand Manager and/or the Issuer Manager, as the case may be.

“Manager Advances”: Advances made by the applicable Manager on behalf of any Co-Issuer in respect of Obligor Rebate Amounts or Franchise Fee Refunds.

“Manager Costs”: All expenses incurred by the Brands Manager or the Franchise Manager (other than Manager Expenses) to enhance the value of the Assets, to market, develop and exploit the Trademarks, to develop and enter into new Licenses and service and collect all Licenses and other similar activities, including collection, accounting and tax services whether performed directly or by third parties, all as specified in reasonable detail in the applicable Manager's financial statements delivered pursuant to Section 6.1(a) of the Management Agreement.

“Manager Event of Default”: The meaning ascribed to such term in Section 7.1 of any Management Agreement.

“Manager Expenses”: All out-of-pocket expenditures of the Manager, (other than Manager Costs), incurred by the Manager in protecting the Equity Interests, Trademarks and the Licenses in litigation or other adversarial proceedings relating to the Equity Interests, Trademarks or related Licenses, all as specified in reasonable detail in the applicable Manager Report.

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“Manager Qualification Event”: The meaning ascribed to such term in Section 7.2 of any Management Agreement.

“Manager Report”: The meaning ascribed to such term in Section 6.1(h) of any Management Agreement.

“Manager Termination Event”: The meaning ascribed to such term in Section 7.2 of any Management Agreement.

“Manager Termination Notice”: The meaning ascribed to such term in Section 7.2 of any Management Agreement.

“Material Adverse Effect”: The meaning ascribed to such term in Section 12.9(cc) of the Security Agreement.

“Material License Agreement”: Those Licenses identified in a schedule to a Security Agreement Supplement.

“Maturity Date”: With respect to any Note, the date specified in related Security Agreement Supplement.

“Maximum Facility Balance”: $150,000,000.

“Minimum Annual Advisory Fee”: Shall equal $1,000,000.00.

“Multiemployer Plan”: Shall have the meaning as such term is defined in Section 3(37)(A) of ERISA

“Net Cash Flow”: With respect to each Borrowing, either the trailing twelve month earnings before interest, taxes, depreciation and amortization, in accordance with GAAP ("EBITDA"), or the pro forma EBITDA of the Assets related to such Borrowing as mutually agreed upon by the Agent and the Manager.

“Net Disposition Proceeds”: With respect to a sale or disposition of Assets in accordance with Section 11.6 of the Security Agreement, Net Disposition Proceeds shall equal the Outstanding Note Balance of all Notes of the Issuers on the date of redemption referred to in Section 11.2(b) of the Security Agreement multiplied by a fraction that is equal to the greater of:

(i) the ratio of (a) the Value of those Assets disposed of as of the related Funding Date and (b) the Value of all Assets as of their related Funding Date; and

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(ii) the ratio of (a) the then current Value of those Assets disposed of on the date of disposition and (b) the then current Value of all Assets on the date of disposition.

“Net Worth”: With respect to the Manager, as of any date of determination and as calculated on an unconsolidated basis (excluding any equity interest), the sum of (i) the value of all of its assets as determined in accordance with GAAP minus the sum of all of its liabilities as determined in accordance with GAAP, plus (ii) Obligor Rebate Amounts.

“NexCen Acquisition Co.”: NexCen Acquisition Corp., a wholly-owned subsidiary of NexCen Brands.

“NexCen Brands”: NexCen Brands, Inc., a Delaware corporation, the parent entity of NexCen Acquisition Corp.

“NexCen Entity”: NexCen Brands, Inc. or any of its subsidiaries or Affiliates.

“NexCen Entity Plan”: Any “employee benefit plan” (as defined in Section 3(3) of ERISA) for the benefit of any ERISA Affiliate, or with respect to which the NexCen Entity or ERISA Affiliate has or may have any liability, including any “employee welfare benefit plan” (as defined in Section 3(1) of ERISA), any Pension Plan, any Title IV Plan, any Multiemployer Plan and any other written or oral plan, contract or arrangement involving direct or indirect compensation or benefits, including insurance coverage, severance or other termination pay or benefits, change in control, retention, performance, holiday pay, vacation pay, fringe benefits, disability benefits, pension, retirement plans, profit sharing, deferred compensation, bonuses, stock options, stock purchase, restricted stock or stock units, phantom stock, stock appreciation or other forms of incentive compensation or post-retirement compensation, maintained or contributed to by any NexCen Entity or ERISA Affiliate (or that has been maintained or contributed to in the last six years by any NexCen Entity or ERISA Affiliate) for the benefit of any current or former director, officer, employee or consultant of any NexCen Entity or ERISA Affiliate, or with respect to which any NexCen Entity or ERISA Affiliate has or may have any liability.

“Non-Cooperative Jurisdiction”: A country or territory designated as a non-cooperative jurisdiction by FATF.

“Nonrecurring Fee”: Any upfront licensing fee, license key money fee, or other similar nonrecurring fee received by a Co-Issuer from a licensee pursuant to a License, which fee is not less than $150,000.

“Nonrecurring Release Amount”: With respect to each Payment Date, an amount determined by dividing the amount of a Nonrecurring Fee by the number of Payment Dates remaining during the period beginning at the end of the Collection Period during which such Nonrecurring Fee is deposited to a Co-Issuer Prepaid Royalty Account and the date of expiration of the License for which such Nonrecurring Fee was paid; provided, however, that any franchise territory purchase fee or license key money fee shall be released in four equal installments over the succeeding four Payment Dates.

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“Note” or “Notes”: The securities authorized and issued under the Security Agreement by the Issuer and a Co-Issuer.

“Note Issuers”: The Issuer and the related Co-Issuers of a specific Note.

“Note Co-Issuers”: The Co-Issuers of a specific Note.

“Note Co-Issuer DSCR”: With respect to any Payment Date and any Co-Issuer, the ratio of the Rolling 6 Month Revenues (not on an aggregate basis but solely with respect to the revenues of such Note Co-Issuer) to the Debt Service Amounts (not on an aggregate basis but solely with respect to such Co-Issuer's allocable portion of the amounts payable pursuant to Sections 14.1(iv) and (v) of the Security Agreement on such Payment Date) for such Payment Date and the most recently preceding Payment Date.

“Note Co-Issuer DSCR Test”: With respect to any Co-Issuer, a test that is satisfied if (1) with respect to a Note Co-Issuer that is a Franchise Subsidiary Borrower, the Note Co-Issuer DSCR is at least 1.15:1.00 and (2) with respect to a Note Co-Issuer that is a Brand Subsidiary Borrower, the Note Co-Issuer DSCR is at least 1.20:1.00.

“Note Co-Issuer Rapid Amortization Event”: Shall occur at such time as, with respect to a Co-Issuer, both the Note Co-Issuer DSCR Test and the Issuers Combined DSCR Test are not satisfied; provided, that a Note Co-Issuer Rapid Amortization Event shall cease to exist if either the Issuers Combined DSCR Test or the Note Co-Issuer DSCR Test is subsequently satisfied for two consecutive Payment Dates.

“Noteholder” or “Holder”: Subject to the provisions of Section 15.1(a) of the Security Agreement, each holder, from time to time, of an interest in a Note.

“Note Funding Agreement”: That certain Note Funding Agreement, dated as of March 12, 2007, by and among the Issuers, the Agent and the Lender.

“Note Interest Rate”: With respect each Note, on any Determination Date thereof, the Base Rate plus the Note Interest Rate Margin.

“Note Interest Rate Margin”: With respect to any Note, prior to an Event of Default, if the Total Debt Leverage Ratio is i) greater than or equal to 5.00:1.00, 3.00% per annum; ii) less than 5.00:1.00 and greater than or equal to 4.50:1.00, 2.65% per annum; iii) less than 4.50:1.00 and greater than or equal to 3.50:1.00, 2.40% per annum; iv) less than 3.50:1.00 and greater than or equal to 2.50:1.00, 2.15% per annum; v) less than 2.50:1.00 and greater than or equal to 2.00:1.00, 1.75% per annum; and vi) less than 2.00:1.00, 1.50% per annum. For three months following the initial Funding Date, the Note Interest Rate Margin shall equal 2.65% per annum. Following an Event of Default, the Note Interest Rate Margin shall equal 4.50% per annum.

“Note Principal Balance”: With respect to each Note, on any date of determination thereof, an amount equal to (i) the Initial Note Principal Balance, less (ii) the aggregate principal payments previously made with respect to the Note.

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“Note Principal Payment”: With respect to each Payment Date and each Note, the amount of principal then due as set forth under the heading “Principal” on a Schedule to such Note, plus all amounts remaining in the Issuer Collection Account after the distributions described in clauses (i)-(v) of Section 14.1(a) of the Security Agreement have been made with respect to any Receivables deposited to the Issuer Collection Account in the related Collection Period derived from a Material License Agreement securing such Note as to which a Renewal Trigger Event has occurred.

“Obligor”: A Person obligated to pay a Receivable.

“Obligor Rebate Amounts”: The obligor rebate amounts due to a licensee pursuant to the terms of the related Contract, as set forth in Schedule XI to the Security Agreement Supplement.

“OFAC”: The Office of Foreign Assets Control.

“Officer's Certificate”: With respect to the Issuer or a Co-Issuer, a certificate signed by any duly authorized officer, including any vice president, assistant vice president, or any officer or assistant officer of the Issuer or a Co-Issuer, as applicable, customarily performing functions similar to those performed by any of the above-designated officers.

“Opinion of Counsel”: A written opinion of counsel who may, except as otherwise expressly provided in the Security Agreement, be in-house counsel employed full-time by the Person (or an Affiliate of such Person) required to deliver the opinion.

“Organizational Documents”: With respect to any Person, the formation, incorporation or charter documents of such Person.

“Original Seller”: The meaning given to such term in a Security Agreement Supplement.

“Other Intellectual Property”: The following property:

(i) The Copyrights, and all Copyright applications and registrations therefor, to which a Co-Issuer owns rights as more fully set forth on Schedule II to each Security Agreement Supplement;

(ii) The Patents and all Patent applications to which the to which a Co-Issuer owns rights as more fully set forth on Schedule II to each Security Agreement Supplement;

(iii) The trade secrets, inventions, methodology, processes, technology, technical information and know-how and other proprietary intellectual property rights and information (collectively, the “Technology”) related to the manufacture, marketing, distribution or sale by a Co-Issuer of any products in connection with which such Co-Issuer has or may subsequently obtain the right to use the Trademarks;

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(iv) design patents and registrations, Trade Dress described in Schedule II to each Security Agreement Supplement and product configuration, advertising, photographs, layouts, promotional materials and manuals that are used in connection with or of any products or applications, whatsoever; and

(v) the domain names to which a Co-Issuer owns rights as more fully set forth in Schedule I to each Security Agreement Supplement.

“Outstanding”: With respect to the Notes and Borrowings evidenced thereby, as of the date of determination, all Notes theretofore delivered under the Security Agreement except:

(i) Notes theretofore canceled by the Note Registrar or delivered to the Note Registrar for cancellation;

(ii) Notes or portions thereof for whose payment money in the necessary amount has been theretofore irrevocably deposited with the Agent in trust for the Holders of such Notes or previously paid;

(iii) Notes in exchange for or in lieu of which other Notes have been delivered pursuant to the Security Agreement; and

(iv) For purposes of voting and consent matters only, any Notes owned by NexCen Brands or any Affiliate thereof.

“Outstanding Note Balance”: As of any date of determination, the aggregate amount of the Note Principal Balance in respect of the Outstanding Notes.

“Patents”: The meaning given to such term in Section 1.6 of the Security Agreement Supplement.

“Payment Date”: For each Note, the 17th day after the end of each Collection Period commencing on the Initial Payment Date and ending on the related Maturity Date (provided, that if any such date is not a Business Day, the Payment Date shall be the next ensuing Business Day).

“PBGC”: The Pension Benefit Guaranty Corporation, or any Governmental Authority succeeding to any of its principal functions under ERISA.

“Pension Plan”: Shall have the meaning as such term is defined in Section 3(3) of ERISA.

“Permitted Encumbrances”: Shall mean (a) with respect to the Trademarks, any related License; and (b) with respect the Receivables, Obligor Rebate Amounts, if any, and the Priority and Non-Distributable Amounts.

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“Person”: Any individual, corporation, partnership, limited liability company, joint venture, joint-stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof or other entity.

“Prepaid Release Amount”: With respect to each Prepaid Royalty Amount and each Payment Date, an amount equal to the sum of (i) such Prepaid Royalty Amount divided by the number of Payment Dates included in the time period beginning on at the end of the Collection Period during which such Prepaid Royalty Amount is deposited to a Co-Issuer Prepaid Royalty Account and ending on such Prepaid Royalty Amount’s contractual due date, plus (ii) any earnings on amounts then held in such Co-Issuer Prepaid Royalty Account, provided, however, for the avoidance of doubt, that any franchise territory purchase fee or license key money fee shall be released in four equal installments over the succeeding four Payment Dates.

“Prepaid Royalty Amount”: An amount equal to any royalties received by a Co-Issuer from a licensee pursuant to a License in advance of their contractual due date (including without limitation, prepaid royalties, early termination payments and liquidated damages payments) or which would otherwise relate to the use of a trademark for a period in excess of twelve months.

“Priority and Non-Distributable Amounts”: Amounts, in which no Co-Issuer or any Manager has any right, title or interest whatsoever, deposited into a Co-Issuer Collection Account that consist of (a) payments made by Licensees, which pursuant to the terms of the related License, are required to be used only to fund advertising, marketing and other similar costs for the benefit of the Licensees, (b) Obligor Rebate Amounts and (c) amounts owed in the nature of commissions and the like pursuant to existing contractual arrangements, which amounts are set forth on a schedule on the Funding Date of the related Security Agreement Supplement and/or are amounts to be paid in connection with future such arrangements that may be approved by the Agent from time to time.

“Pro Forma DSCR”: As of any date of determination (1) in the case of disposition of an Asset pursuant to Section 11.6(a) of the Security Agreement, the ratio of (i) the Rolling 6 Month Revenue for such date of determination, but only taking into account for purposes of determining the Rolling 6 Month Revenue, the revenue generated by those Assets constituting the Collateral exclusive of those Assets disposed of as referred to below, to (ii) the aggregate amount of principal and interest payable for the next two succeeding Payment Dates commencing at least 90 days after such redemption on all of the Notes Outstanding after taking into account the effect of the related partial redemption of the related Co-Issuer’s Note pursuant to Section 11.2(b) of the Security Agreement and (2) in the case of disposition of its equity interest in a Co-Issuer by the Issuer pursuant to Section 11.6(b) of the Security Agreement, the ratio of (i) the Rolling 6 Month Revenue for such date of determination, but only taking into account for purposes of determining the Rolling 6 Month Revenue, the revenue generated by those Assets constituting the Collateral exclusive of any Assets owned by the Co-Issuer, the equity interest in which was disposed of by the Issuer as referred to above to (ii) the aggregate amount of principal and interest payable for next two succeeding Payment Dates commencing at least 90 days after such redemption on all of the Notes Outstanding after taking into account the related redemption in full of the related Co-Issuer’s Note pursuant to Section 11.2(c) of the Security Agreement.

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“Proceeding”: Any suit in equity, action at law or other judicial or administrative proceeding.

“Proceeds”: All proceeds of, and all other profits, rentals or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or realization upon, Collateral, including, without limitation, all claims of the Issuer or any Co-Issuer against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any Collateral, and any condemnation or requisition payments with respect to any Collateral, in each case whether now existing or hereafter arising.

“Program Administration Agreement”: That certain administration agreement between the Lender and the Program Administrator governing certain aspects of the administration of the Lender's commercial paper facility or any other agreement having similar purposes, as in effect from time to time.

“Program Administrator”: Deutsche Bank Trust Company Americas, or any other administrator for the Lender and its successors appointed as such under the Program Administration Agreement.

“Program Information”: Shall have the meaning as set forth in Section 6.15 of the Note Funding Agreement.

“Program Support Providers”: Liquidity Providers and Enhancement Providers.

“Qualified Hedge Counterparty”: (a) BTMU Capital Corporation or an Affiliate thereof or (b) any financial institution with a short term rating of at least “A-1+” from Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., (or “A-1” if such institution has a long term credit rating of “AA” or higher) and “P-1” from Moody’s Investors Service, Inc.

“Rating Agency”: Shall mean any nationally recognized securities rating agency.

“Receivables”: Amounts payable under or in respect of any of the Assets.

“Redemption Date”: Any Business Day specified for redemption in accordance with Article XI of the Security Agreement.

“Redemption Notice”: The notice of redemption described in Section 11.3 of the Security Agreement.

“Redemption Price”: With respect to Outstanding Notes to be redeemed, an amount equal to the principal amount of such Notes to be redeemed and accrued interest thereon to the Redemption Date as calculated by the Issuer and approved by the Agent.

“Regulatory Change”: means, relative to any Indemnified Party:

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(a) any change in (or the adoption, implementation, change in phase-in or interpretations or commencement of effectiveness of) any:

(i) Law applicable to such Indemnified Party;

(ii) regulation, interpretation, directive, requirement or request (whether or not having the force of Law) applicable to such Indemnified Party of (A) any Governmental Authority charged with the interpretation or administration of any Law referred to in clause (a)(i) or of (B) any fiscal, monetary or other authority having jurisdiction over such Indemnified Party; or

(iii) generally accepted accounting principles or regulatory accounting principles applicable to such Indemnified Party and affecting the application to such Indemnified Party of any Law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above; or

(b) any change in the application to such Indemnified Party of any existing Law, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause (a)(i), (a)(ii) or (a)(iii) above.

“Related Rights”:

(i) The sole and exclusive right to receive and collect any and all License Income regardless of when earned and payable and accruing under the Licenses whether before or after the related Funding Date;

(ii) The sole and exclusive right to possess, retain and exploit, in perpetuity, in any manner or media, the Trademarks and Other Intellectual Property and any and all other rights (including merchandising rights) now or hereafter existing in any Asset;

(iii) The sole and exclusive right to prosecute and defend all claims or causes of action arising out of or related to past, present or future infringement or misappropriation of any Asset;

(iv) The sole and exclusive right to amend, modify, extend, renew, terminate, replace or sell any Assets in the related Co-Issuer's own name; and

(v) All proceeds of the foregoing.

“Release Date”: The date on which Assets are released from the Lien of the Security Agreement.

“Release Event”: With respect to any particular Asset, any representation as to such Asset in Section 12.12 of the Security Agreement shall prove to have been incorrect as of the time made and, as a result thereof, the interests of the Agent shall be adversely affected as determined by the Agent in its reasonable discretion.

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“Release Price”: With respect to Assets being released from the Lien of the Security Agreement in accordance with Section 13.3 of the Security Agreement on any Release Date, and calculated as of the related Release Date by the Manager (subject to the Agent's approval), the sum of:

(i) the product of (X) the greater of (a) the Value for the Asset to be released from the Lien of the Security Agreement, divided by the Value of all Assets subject to the Lien of the Security Agreement and (b) the Initial Asset Value of such Asset, divided by the total Initial Asset Values of all Assets and (Y) the Outstanding Note Principal Balance of the Notes on such Release Date; and

(ii) accrued but unpaid interest, and interest that is scheduled to accrue, on the Outstanding Notes to be redeemed from the Release Date to the ensuing Redemption Date for the required redemption of such Notes.

“Relevant Entity”: The meaning given to that term in Section 1.6 of the Security Agreement Supplement.

“Renewal Trigger Event”: Shall occur upon a Co-Issuer's failure, prior to the renewal date of a Material License Agreement, to extend such agreement or substitute a new agreement in form with similar terms, or terms more favorable to such Co-Issuer, as the prior contract or otherwise is acceptable to the Agent.

“Requirement of Law”: As to any Person, the certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, determination or order of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer”: With respect to a particular matter, any officer, to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Rolling 6 Month Revenue”: With respect to any Payment Date or other date of determination, and without duplication, the sum of the Collection Period Revenues for the two most recently ending Collection Periods as of such date, less the sum of the aggregate amounts payable pursuant to Sections 14.1(a)(i) and (ii) of the Security Agreement on such Payment Date and the immediately prior Payment Date.

“Rule 144A”: The rule of the United States Securities and Exchange Commission so named.

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“Sale”: The meaning ascribed thereto in Section 6.16 of the Security Agreement.

“Schedule of Assets”: The list of Assets set forth as Schedule II to each Security Agreement Supplement, as amended from time to time.

“Second Stage Covered Jurisdictions”: The meaning given to that term in the definition of Covered Jurisdictions.

“Secured Obligations”: The principal and interest due on the Notes, all Indemnified Amounts, obligations of the Issuers arising under the Hedge Agreements and all other amounts owed to any Indemnified Parties under any of the Transaction Documents.

“Securities Act”: The Securities Act of 1933, as amended.

“Security Agreement”: That certain Security Agreement, dated as of March 12, 2007, by and among the Issuers and the Agent.

“Security Agreement Supplement”: Any agreement, substantially in the form of Exhibit D to the Security Agreement, by and among the Issuer, a Subsidiary Borrower and the Agent which provides for the addition of such Subsidiary Borrower to the Security Agreement as a Co-Issuer party thereto and, among other things, sets forth certain terms of the related Borrowing.

“Stock Rights”: Any securities, dividends or other distributions and any other right or property which the Issuer or any Co-Issuer shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any securities or other ownership interests in a Person and any securities, any right to receive securities and any right to vote or receive earnings, in which the Issuer or any Co-Issuer now has or hereafter acquires any rights, issued by an issuer of such securities.

“Subsidiary Borrower”: A Brand Subsidiary Borrower or a Franchise Subsidiary Borrower that is an Eligible Borrower.

“Support Fund”: Athlete's Foot Marketing Support Fund, LLC, a Delaware limited liability company.

“Taxes”: The meaning given to such term in Section 12.14 of the Security Agreement.

“Territory”: Shall have the meaning as set forth in each Security Agreement Supplement.

“Title IV Plan”: A Pension Plan subject to Title IV of ERISA.

“Total Debt Leverage Ratio”: For any six-month period ending on the last day of any Collection Period, the ratio of: a) the aggregate Outstanding Note Balance on such date to b) Collection Period Revenues for such Collection Period minus any Management Fees and any Manager Expenses (other than expenditures for advertising purposes paid pursuant to Section 14.1(a)(xi) of the Security Agreement) for such Collection Period multiplied by two; provided however, that if Total Debt Leverage Ratio is determined in any Collection Period after the redemption of any Note (in whole or in part) has been consummated in such Collection Period and prior to the next Payment Date, the weighted average aggregate Outstanding Note Balance for such six month period shall be used.

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“Trade Dress”: The meaning given to such term in Section 1.6 of the Security Agreement Supplement.

“Trademarks”: (i) The names, marks and/or designations, and all applications and registrations therefor that are set forth on Schedule II to each Security Agreement Supplement; (ii) all logos, designs and product configuration, packaging or other distinctive configurations used in connection therewith; and (iii) all other rights, whether now known or created in the future, relating to any of the foregoing.

“Transaction Documents”: The collective reference to the Note Funding Agreement, Security Agreement, the Notes, the Management Agreements, Hedge Agreements, Master License Agreement, Indemnity Agreement, Contribution Agreement, Advisory Agreement, any blocked account agreement and other facility documents to which the Issuer, any Co-Issuer, NexCen Brands or Manager is a party.

“UCC”: The Uniform Commercial Code as in effect from time to time in the State of New York; provided, that if by reason of mandatory provisions of law, the perfection or the effect of non-perfection of any Liens on any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, “UCC” means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

“Unregistered Marks”: The meaning given to that term in Section 1.6 of the Security Agreement Supplement.

“USA PATRIOT Act”: The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56 (2001), as amended.

“Value”: The lower of the acquisition price paid by a Co-Issuer for its Assets and the valuation, if any, of such Assets as determined by a valuation specialist approved by the Agent; provided, however, that unless otherwise agreed by the Issuer and the Agent, patents and copyrights held by a Co-Issuer shall have a value of zero; provided however, in the case of existing Assets, either (i) the valuation as calculated by the Manager and approved by the Agent or (ii) the valuation of such existing Assets as determined by a valuation specialist approved by the Agent at the expense of the Issuer.

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